                                                                    EXHIBIT 99.2

RECORDING REQUESTED BY:

----------------------------------

And After Recordation This Deed of Trust
Should Be Returned To:

Randi Margolin, Esquire
c/o Teachers Insurance and Annuity
Association of America
730 Third Avenue
New York, New York 10017



                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


                                 by and between



                            SCIENCE PARK CENTER LLC,
                     a California limited liability company,
                                   as Borrower

                                       and

                         STEWART TITLE GUARANTY COMPANY,
                                   as Trustee


                               for the benefit of


                   TEACHERS INSURANCE AND ANNUITY ASSOCIATION
                                   OF AMERICA,
                                    as Lender

                                Property Known As

                          NEUROCRINE BIOSCIENCES CAMPUS

                                                            TIAA Appl. # AAA4268
                                                                    M -- 0005852

                 DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


         THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING made this 25th day of October, 2004, by and between SCIENCE PARK CENTER LLC, a California limited liability company ("Borrower"), having its principal place of business at 12790 El Camino Real, San Diego, California 92130, and STEWART TITLE GUARANTY COMPANY ("TRUSTEE"), having an office at 100 Pine Street, Suite 450, San Francisco, California 94111, for the benefit of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation ("LENDER"), having an address at 730 Third Avenue, New York, New York 10017.

                                    RECITALS:

         A. Lender agreed to make and Borrower agreed to accept a loan (the "LOAN") in the maximum principal amount of Forty-Nine Million Five Hundred Thousand Dollars ($49,500,000.00).

         B. To evidence the Loan, Borrower executed and delivered to Lender a promissory note (the "NOTE"), dated the date of this Deed of Trust, in the principal amount of Forty-Nine Million Five Hundred Thousand Dollars ($49,500,000.00) (that amount or so much as is outstanding from time to time is referred to as the "PRINCIPAL"), promising to pay the Principal with interest thereon to the order of Lender as set forth in the Note and with the balance, if any, of the Debt being due and payable on November 1, 2014 (the "MATURITY DATE").

         C. To secure the Note, this Deed of Trust conveys, among other things, Borrower's fee interest in the real property located in the City of San Diego, County of San Diego, State of California more particularly described in EXHIBIT A (the "LAND").


                                    ARTICLE I
                      DEFINITIONS AND RULES OF CONSTRUCTION

         Section 1.1. Definitions. Capitalized terms used in this Deed of Trust are defined in EXHIBIT B or in the text with a cross-reference in EXHIBIT B.

         Section 1.2. Rules of Construction. This Deed of Trust will be interpreted in accordance with the rules of construction set forth in EXHIBIT C.

                                   ARTICLE II
                                GRANTING CLAUSES

         Section 2.1. Encumbered Property. Borrower irrevocably grants, mortgages, warrants, conveys, assigns and pledges to Trustee in trust, WITH POWER OF SALE and right of entry and possession, and grants to Trustee a security interest in, the following property, rights, interests and estates, to the full extent, but only to the extent, now or in the future owned, held or acquired by Borrower (the "PROPERTY") for the uses and purposes set forth in this Deed of Trust (capitalized terms used in this SECTION 2.1 and not defined in this Deed of Trust have the meanings ascribed to them in the Uniform Commercial Code):

         (i) the Land;

         (ii) all buildings and improvements located on the Land (the "IMPROVEMENTS");

         (iii) all easements; rights of way or use, including any rights of ingress and egress; streets, roads, ways, sidewalks, alleys and passages; strips and gores; sewer rights; water, water rights, water courses, riparian rights and drainage rights; air rights and development rights; oil and mineral rights; and tenements, hereditaments and appurtenances, in each instance adjoining or otherwise appurtenant to or benefitting the Land or the Improvements;

         (iv) all General Intangibles (including Software) and Goods, including Fixtures, Equipment and Consumer Goods attached to, contained in or used in connection with the Land or the Improvements (excluding personal property owned by tenants);

         (v) all agreements, ground leases, grants of easements or rights-of-way, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, cooperative, condominium or similar ownership or conversion plans, management, leasing, brokerage or parking agreements or other material documents affecting Borrower or the Land, the Improvements or the Fixtures and Personal Property, but expressly excluding the Leases (the "PROPERTY DOCUMENTS");

         (vi) all Inventory held for sale, lease or resale or furnished or to be furnished under contracts of service, or used or consumed in the ownership, use or operation of the Land, the Improvements or the Fixtures and Personal Property, and all Documents of title evidencing any part of any of the foregoing;

         (vii) all Accounts, Documents, Goods, Instruments, money, Deposit Accounts, Chattel Paper, Letter-of-Credit Rights, Investment Property, General Intangibles and Supporting Obligations relating to the Property, including all deposits held from time to time by the Accumulations Depositary to provide reserves for Taxes and Assessments together with interest thereon, if any (the "ACCUMULATIONS");

         (viii) all awards and other compensation paid after the date of this Deed of Trust for any Condemnation (the "CONDEMNATION AWARDS");

         (ix) all proceeds of and all unearned premiums on the Policies (the "INSURANCE PROCEEDS");

         (x) all licenses, certificates of occupancy, contracts, management agreements, operating agreements, operating covenants, franchise agreements, permits and variances relating to the Land, the Improvements or the Fixtures and Personal Property;

         (xi) all books, records and other information, wherever located, which are in Borrower's possession, custody or control or to which Borrower is entitled at law or in equity and which are related to the Property, including all computer hardware and software or other equipment used to record, store, manage, manipulate or access the information;

         (xii) all after-acquired title to or remainder or reversion in any of the property described in this Section; all Proceeds (excluding, however, sales or other dispositions of Inventory in the ordinary course of the business of operating the Land or the Improvements), replacements, substitutions, products, accessions and increases within any one or more of the following types of collateral: Goods, Equipment, Inventory, Instruments, Investment Property, Chattel Paper, Letter-of-Credit Rights, Documents, Accounts or General Intangibles, all additions, accessions and extensions to, improvements of and substitutions or replacements for any of the Property described in this Section; and all additional lands, estates, interests, rights or other property acquired by Borrower after the date of this Deed of Trust for use in connection with the Land or the Improvements, all without the need for any additional mortgage, assignment, pledge or conveyance to Lender but Borrower will execute and deliver to Lender, upon Lender's request, any documents reasonably requested by Lender to further evidence the foregoing.

         Section 2.2. [Intentionally Deleted]

         Section 2.3. Security Agreement.

         (a) The Property includes both real and personal property and this Deed of Trust is a real property deed of trust and also a "security agreement" and a "financing statement" within the meaning of the Uniform Commercial Code. By executing and delivering this Deed of Trust, Borrower, as debtor, grants to Lender, as secured party, as security for the Obligations, a security interest in the Property to the full extent that any of the Property may be subject to the Uniform Commercial Code.

         (b) Except as otherwise provided in the Loan Documents, no financing statement in favor of any secured party other than Lender covering the Fixtures or Personal Property or any portion thereof is on file in any public office. Borrower will not remove or permit the removal of the collateral or any part thereof without the prior written permission of Lender, provided that obsolete and worn-out articles may be removed concurrently with the replacement or renewal thereof with property of at least equal value or usefulness in the operation of the Property. At Lender's election, in addition to or instead of any other description of the collateral, any financing statement description may use the terms "all assets," "all personal property," or words to similar effect.

         (c) The personal property in which Lender has a security interest includes goods which are or will become fixtures related to the Land. This Deed of Trust constitutes a financing statement filed as a fixture filing under the Laws of the state or California and for such purpose the following information is set forth, and Borrower represents, as of the date hereof, that the information set forth in clauses (i), (ii), (vi), (vii) and (viii), is true and correct:

                  (i) Exact legal name of Debtor (as indicated on the public record of the jurisdiction of Borrower's organization, which shows Borrower to have been organized): Science Park Center LLC

                  (ii) Mailing address of Debtor: As set forth in the first paragraph of this Deed of Trust

                  (iii) Name and address of Secured Party: As set forth in the first paragraph of this Deed of Trust

                  (iv) Description of the types (or items) of property covered by this Financing Statement: all of the property described in Section ii-xii of the Section entitled "Encumbered Property" described or referred to herein and included as part of the Property.

                  (v) Description of real estate to which collateral is attached or upon which it is located: Described in Exhibit A.

                  (vi) Type of organization of Debtor: limited liability company

                  (vii) California organizational identification number (NOT tax id number) of Debtor: 199709210011

                  (viii) Debtor's sole state of organization: California.

         Section 2.4. Conditions to Grant. This Deed of Trust is made on the express condition that if Borrower pays and performs the Obligations in full in accordance with the Loan Documents, then unless expressly provided otherwise in the Loan Documents, the Loan Documents will be released at Borrower's expense.

                                   ARTICLE III
                               OBLIGATIONS SECURED

         Section 3.1. The Obligations. This Deed of Trust secures the Principal, the Interest, the Late Charges, the Prepayment Premium, the Evasion Premium, the Expenses, any additional advances made by Lender in connection with the Property or the Loan and all other amounts payable under the Loan Documents (the "DEBT") and also secures both the timely payment of the Debt as and when required and the timely performance of all other obligations and covenants to be performed under the Loan Documents (such payment and performance collectively, the "OBLIGATIONS").

                                   ARTICLE IV
                               TITLE AND AUTHORITY

         Section 4.1. Title to the Property.

         (a) Subject to the conveyance effectuated by this Deed of Trust, except for Permitted Exceptions Borrower has and will continue to have good and marketable title in fee simple absolute to the Land and the Improvements and good and marketable title to the Fixtures and Personal Property, all free and clear of liens, encumbrances and charges except the Permitted Exceptions. To Borrower's knowledge, there are no facts or circumstances that might give rise to a lien, encumbrance or charge on the Property except Permitted Exceptions.

         (b) Borrower owns and will continue to own all of the other Property free and clear of all liens, encumbrances and charges except the Permitted Exceptions.

         (c) This Deed of Trust is and will remain a valid and enforceable first lien on and security interest in the Property, subject only to the Permitted Exceptions.

         Section 4.2. Authority.

         (a) Borrower is and will continue to be (i) duly organized, validly existing and in good standing under the Laws of the state of California, and
(ii) duly qualified to conduct business, in good standing, in the state or California.

         (b) Borrower has all approvals required by Law or otherwise (except where the failure to have a de minimus type of approval does not have an adverse effect on the Property, Borrower, or Lender's liens and interests in the Property) and full right, power and authority to (i) own and operate the Property and carry on Borrower's business as now conducted or as proposed to be conducted; (ii) execute and deliver the Loan Documents; (iii) grant, mortgage, warrant the title to, convey, assign and pledge the Property to Lender pursuant to the provisions of this Deed of Trust; and (iv) perform the Obligations. Borrower will continue to have all approvals required by Law or otherwise (except where the failure to have an approval would have no material adverse effect on the Property, Borrower, or Lender's liens and interests in the Property) and full right, power and authority to (i) own and operate the Property and carry on Borrower's business as now conducted or as proposed to be conducted; (ii) execute and deliver the Loan Documents; (iii) grant, mortgage, warrant the title to, convey, assign and pledge the Property to Lender pursuant to the provisions of this Deed of Trust; and (iv) perform the Obligations.

         (c) The execution and delivery of the Loan Documents by Borrower and the performance of the Obligations by Borrower do not and will not conflict with or result in a default under any Laws or any Leases or Property Documents and do not and will not conflict with or result in a default under any agreement binding upon Borrower.

         (d) The Loan Documents constitute and will continue to constitute legal, valid and binding obligations of all parties to the Loan Documents enforceable in accordance with their respective terms.

         (e) Borrower has not changed its legal name or its state or commonwealth of organization, as set forth in SECTION 2.3, in the four months prior to the date hereof, except as Borrower has disclosed any such change to Lender in writing and delivered to Lender appropriate Uniform Commercial Code search reports in connection therewith.

         (f) Borrower has not (i) merged with or into any other entity or otherwise been involved in any reorganization or (ii) acquired substantially all of the assets of any other entity where Borrower became subject to the obligations of such entity, for a period of one year ending on the date hereof, except as Borrower has disclosed any such change, merger, reorganization or acquisition to Lender in writing and delivered to Lender appropriate Uniform Commercial Code search reports in connection therewith.

         Section 4.3. No Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

          Section 4.4. Litigation. There are no Proceedings or, to Borrower's knowledge, investigations against or affecting Borrower or the Property and, to Borrower's knowledge, there are no facts or circumstances that might give rise to a Proceeding or an investigation against or affecting Borrower or the Property. Borrower will give Lender prompt notice of the commencement of any Proceeding or investigation against or affecting the Property or Borrower which could have a material adverse effect on the Property or on Lender's interests in the Property or under the Loan Documents. Borrower also will deliver to Lender such additional information relating to the Proceeding or investigation as Lender may request from time to time.

                                    ARTICLE V
                     PROPERTY STATUS, MAINTENANCE AND LEASES

         Section 5.1. Status of the Property.

         (a) Borrower has obtained all certificates, licenses, permits and approvals that are issued or required by Law or by any entity having jurisdiction over the Property or over Borrower or that are necessary for the Permitted Use, for occupancy and operation of the Property for the conveyance described in this Deed of Trust and for the conduct of Borrower's business on the Property in accordance with the Permitted Use, except where the failure to obtain a deminimus type of certificate, license, permit or approval does not have an adverse effect on the Property, Borrower, or Lender's liens and interests in the Property. Borrower will maintain in full force and effect all certificates, licenses, permits and approvals that are issued or required by Law or by any entity having jurisdiction over the Property or over Borrower or that are necessary for the Permitted Use, for occupancy and operation of the Property for the conveyance described in this Deed of Trust and for the conduct of Borrower's business on the Property in accordance with the Permitted Use, except where the failure to maintain a certificate, license, permit or approval would have no material adverse effect on the Property, Borrower, or Lender's liens and interests in the Property.

         (b) The Property is and will continue to be serviced by all public utilities required for the Permitted Use of the Property.

         (c) All roads and streets necessary for service of and access to the Property for the current or contemplated use of the Property have been completed and are and will continue to be serviceable, physically open and dedicated to and accepted by the Government for use by the public.

         (d) The Property is free from damage caused by a Casualty.

         (e) All costs and expenses of labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

         Section 5.2. Maintenance of the Property. Borrower will maintain the Property in thorough repair and good and safe condition, suitable for the Permitted Use, including, to the extent necessary, replacing the Fixtures and Personal Property with property at least equal in quality and condition to that being replaced and free of liens. Borrower will not erect any new buildings, building additions or other structures on the Land or otherwise materially alter the Improvements without Lender's prior consent which may be withheld in Lender's sole discretion. The Property will be managed by a property manager satisfactory to Lender pursuant to a management agreement satisfactory to Lender; provided, however, that management by a property manager shall not be required so long as the Existing Lease remains in effect. Any property management agreement for the Property shall be satisfactory to Lender, with a property manager satisfactory to Lender, and shall be terminable by Borrower upon 30 days notice to the property manager.

         Section 5.3. Change in Use. Borrower will use and permit the use of the Property for the Permitted Use and for no other purpose.

         Section 5.4. Waste. Borrower will not commit or permit any waste (including economic and non-physical waste), impairment or deterioration of the Property or any material alteration, demolition or removal of any of the Property without Lender's prior consent which may be withheld in Lender's sole discretion.

         Section 5.5. Inspection of the Property. Subject to the rights of tenants under the Leases, Lender and its agents, attorneys, employees and contractors have the right to enter and inspect the Property during business hours on reasonable prior notice, except during the existence of an Event of Default, when neither prior notice nor entry and inspection during business hours shall be necessary. Borrower shall cooperate in such entries and inspections as Lender may request. Lender has the right to engage an independent expert to review and report on Borrower's compliance with Borrower's obligations under this Deed of Trust to maintain the Property, comply with Law and refrain from waste, impairment or deterioration of the Property and the alteration, demolition or removal of any of the Property except as may be permitted by the provisions of this Deed of Trust. If the independent expert's report discloses material failure to comply with such obligations or if Lender engages the independent expert after the occurrence of an Event of Default, then Borrower shall pay, upon demand, the reasonable fees and costs of the independent expert's review and report.

         Section 5.6. Leases and Rents.

         (a) Borrower assigns the Leases and the Rents to Lender absolutely and unconditionally and not merely as additional collateral or security for the payment and performance of the Obligations, but subject to a license back to Borrower of the right to collect the Rents unless and until an Event of Default occurs at which time the license will terminate automatically, all as more particularly set forth in the Assignment, the provisions of which are incorporated in this Deed of Trust by reference.

         (b) Borrower appoints Lender as Borrower's attorney-in-fact to execute unilaterally and record, at Lender's election, a document subordinating this Deed of Trust to the Leases, provided that the subordination will not affect (i) the priority of Lender's entitlement to Insurance Proceeds or Condemnation Awards or (ii) the priority of this Deed of Trust over intervening liens or liens arising under or with respect to the Leases.

         Section 5.7. Parking. Borrower will provide, maintain, monitor and light parking areas within the Property, including any sidewalks, aisles, streets, driveways, sidewalk cuts and rights-of-way to and from the adjacent public streets, in a manner consistent with the Permitted Use and sufficient to accommodate the greatest of: (i) the number of parking spaces required by Law;
(ii) the number of parking spaces required by the Leases and the Property Documents; or (iii) 669 parking spaces. The parking areas will be reserved and used exclusively for ingress, egress and parking for Borrower and the tenants under the Leases and their respective employees, customers and invitees and in accordance with the Leases and the Property Documents.

         Section 5.8. Separate Tax Lot. The Property is and will remain assessed for real estate tax purposes as one or more wholly independent tax lots, separate from any property that is not part of the Property.

         Section 5.9. Changes in Zoning or Restrictive Covenants. Borrower will not (i) initiate, join in or consent to any change in any Laws pertaining to zoning, any restrictive covenant or other restriction which would restrict the Permitted Uses for the Property; (ii) permit the Property to be used to fulfill any requirements of Law for the construction or maintenance of any improvements on property that is not part of the Property; (iii) permit the Property to be used for any purpose not included in the Permitted Use; or (iv) impair the integrity of the Property as a single, legally subdivided zoning lot separate from all other property.

         Section 5.10. Lender's Right to Appear. Lender has the right to appear in and defend any Proceeding brought regarding the Property and to bring any Proceeding, in the name and on behalf of Borrower or in Lender's name, which Lender, in its sole discretion, determines should be brought to protect Lender's interest in the Property.

                                   ARTICLE VI
                          IMPOSITIONS AND ACCUMULATIONS

         Section 6.1. Impositions.

         (a) Subject to clause (c) below, Borrower will pay each Imposition at least 15 days before the date (the "IMPOSITION PENALTY DATE") that is the earlier of (i) the date on which the Imposition becomes delinquent and (ii) the date on which any penalty, interest or charge for non-payment of the Imposition accrues.

         (b) At least 10 days before each Imposition Penalty Date, Borrower will deliver to Lender a receipted bill or other evidence of payment.

         (c) Borrower, at its own expense, may contest any Taxes or Assessments, provided that Borrower pays the amount of such Taxes or Assessments in accordance with clause (a) above or the following conditions are met:

                  (i) not less than 30 days prior to the Imposition Penalty Date, Borrower delivers to Lender notice of the proposed contest;

                  (ii) the contest is by a Proceeding promptly initiated and conducted diligently and in good faith;

                  (iii) there is no Event of Default;

                  (iv) the Proceeding suspends the collection of the contested Taxes or Assessments;

                  (v) the Proceeding is permitted under and is conducted in accordance with the Leases and the Property Documents;

                  (vi) the Proceeding precludes imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit; and

                  (vii) Borrower either deposits with the Accumulations Depositary reserves or furnishes a bond or other security satisfactory to Lender, in either case in an amount sufficient to pay the contested Taxes or Assessments, together with all interest and penalties or Borrower pays all of the contested Taxes or Assessments under protest.

         (d) Installment Payments. If any Assessment is payable in installments, Borrower will nevertheless pay the Assessment in its entirety on the day the first installment becomes due and payable, unless Lender approves payment of the Assessment in installments, which approval shall not be unreasonably withheld.

         Section 6.2. Accumulations.

         (a) Borrower made an initial deposit with either Lender or a mortgage servicer or financial institution designated or approved by Lender from time to time, acting on behalf of

Lender as Lender's agent or otherwise such that Lender is the "customer", as defined in the Uniform Commercial Code, of the depository bank with respect to the deposit account and/or securities account into which the Accumulations are deposited, to receive, hold and disburse the Accumulations in accordance with this Section (the "ACCUMULATIONS DEPOSITARY"). On the first day of each calendar month during the Term Borrower will deposit with the Accumulations Depositary an amount equal to one-twelfth (1/12th) of the annual Taxes and Assessments as determined by Lender or its designee. Borrower will deliver to the Accumulations Depositary, promptly upon receipt, any bills and other documents that are necessary to pay the Taxes and Assessments.

         (b) Subject to all of the other provisions of this SECTION 6.2, the Accumulations will be applied to the payment of Taxes and Assessments and any excess Accumulations after payment of Taxes and Assessments will be returned to Borrower or credited against future payments of the Accumulations, at Lender's election or as required by Law. If the Accumulations are not sufficient to pay Taxes and Assessments, Borrower will pay the deficiency to the Accumulations Depositary promptly upon receipt of notice thereof (and in any event not less than ten (10) Business Days prior to the date when any penalty or interest for the nonpayment of such Taxes and Assessments would attach).

         (c) The Accumulations Depositary will hold the Accumulations as security for the Obligations until applied in accordance with the provisions of this Deed of Trust and any agreement among Borrower, Lender and the Accumulations Depositary. If Lender is not the Accumulations Depositary, the Accumulations Depositary will deliver the Accumulations to Lender upon Lender's demand at any time after an Event of Default.

         (d) If the Property is sold or conveyed other than by foreclosure or transfer in lieu of foreclosure, all right, title and interest of Borrower to the Accumulations will automatically, and without necessity of further assignment, be held for the account of the new owner, subject to the provisions of this Section and Borrower will have no further interest in the Accumulations.

         (e) Borrower waives all right to demand, receive or collect any interest or other return on the Accumulations, which will not be held in trust and which, except as required by Law or as otherwise agreed in that certain Real Estate Tax Pledge and Security Agreement of even date herewith, will be held in a non-interest bearing account and may be commingled with other monies held by the Accumulations Depositary.

         (f) Lender has the right to pay, or to direct the Accumulations Depositary to pay, any Taxes or Assessments unless Borrower is contesting the Taxes or Assessments in accordance with the provisions of this Deed of Trust, in which event any payment of the contested Taxes or Assessments will be made under protest in the manner prescribed by Law or, at Lender's election, will be withheld.

         (g) If Lender assigns this Deed of Trust, Lender will pay, or cause the Accumulations Depositary to pay, the unapplied balance of the Accumulations to or at the direction of the assignee. Simultaneously with the payment, if the assignee assumes, with respect to the amounts so paid, Lender's obligations under that certain Real Estate Tax Pledge and Security Agreement of even date herewith, Lender and the Accumulations Depositary will be released from all liability with respect to the Accumulations and Borrower will look solely to the assignee with respect to the Accumulations. When the Obligations have been fully satisfied, any unapplied balance of the Accumulations will be returned to Borrower. At any time after an Event of Default occurs, Lender may apply the Accumulations as a credit against any portion of the Debt selected by Lender in its sole discretion.

         Section 6.3. Changes in Tax Laws. If a Law requires the deduction of the Debt from the value of the Property for the purpose of taxation or imposes a tax, either directly or indirectly, on the Debt, any Loan Document or Lender's interest in the Property, Borrower will pay the tax with interest and penalties, if any. If Lender determines that Borrower's payment of the tax may be unlawful, unenforceable, usurious or taxable to Lender, the Debt will become immediately due and payable on 120 days' prior notice.

                                   ARTICLE VII
                INSURANCE, CASUALTY, CONDEMNATION AND RESTORATION

         Section 7.1. Insurance Coverages.

         (a) Borrower will maintain such insurance coverages and endorsements in form and substance and in amounts as Lender may require in its sole discretion, from time to time, provided, however, that the insurance required hereunder shall be of the type and in the amounts that is no more onerous to Borrower than the types and amounts Lender requires for other properties that are similar in type and location as the Property. Until Lender notifies Borrower of changes in Lender's requirements, Borrower will maintain not less than the insurance coverages and endorsements Lender required for closing of the Loan.

         (b) The insurance, including renewals, required under this Section will be issued on valid and enforceable policies and endorsements reasonably satisfactory to Lender (the "POLICIES"). Each Policy will contain a standard waiver of subrogation and a replacement cost endorsement and will provide that Lender will receive not less than 30 days' prior written notice of any cancellation, termination or non-renewal of a Policy or any material change other than an increase in coverage and that Lender will be named under a standard mortgage endorsement as loss payee.

         (c) The insurance companies issuing the Policies (the "INSURERS") must be authorized to do business in the State of California, must have been in business for at least 5 years, must carry an A.M. Best Company, Inc. policy holder rating of A- or better and an A.M. Best Company, Inc. financial category rating of Class X or better and must be otherwise satisfactory to Lender. Lender may select an alternative credit rating agency and may impose different credit rating standards for the Insurers so long as the credit rating requirements are no more stringent than those set forth herein. Notwithstanding Lender's right to approve the Insurers and to establish credit rating standards for the Insurers, Lender will not be responsible for the solvency of any Insurer.

         (d) Notwithstanding Lender's rights under this Article, Lender will not be liable for any loss, damage or injury resulting from the inadequacy or lack of any insurance coverage.

         (e) Borrower will comply with the provisions of the Policies and with the requirements, notices and demands imposed by the Insurers and applicable to Borrower or the Property.

         (f) Borrower will pay the Insurance Premiums for each Policy not less than 10 days before the expiration date of the Policy being replaced or renewed and will deliver to Lender a certificate of insurance evidencing the new or renewed Policy not less than 5 days prior to the expiration date of the Policy being replaced or renewed, and will deliver to Lender an original or, if a blanket policy, a certified copy of each Policy marked "Paid" promptly upon receipt by Borrower.

         (g) Borrower will not carry separate insurance concurrent in kind or form or contributing in the event of loss with any other insurance carried by Borrower.

         (h) Borrower will not carry any of the insurance required under this Section on a blanket or umbrella policy without in each instance Lender's prior approval which may be withheld in Lender's sole discretion (except that, so long as the Property is owned by Science Park Center LLC, a California limited liability company, Lender's prior approval will not be unreasonably withheld). If Lender approves, Borrower will deliver to Lender a certified copy of the blanket policy which will allocate to the Property the amount of coverage required under this Section and otherwise will provide the same coverage and protection as would a separate policy insuring only the Property.

         (i) Borrower will give the Insurers prompt notice of any change in ownership or occupancy of the Property. This subsection does not abrogate the prohibitions on transfers set forth in this Deed of Trust.

         (j) If the Property is sold at a foreclosure sale or otherwise is transferred so as to extinguish the Obligations, all of Borrower's right, title and interest in and to the Policies then in force will be transferred automatically to the purchaser or transferee.

         Section 7.2. Casualty and Condemnation.

         (a) Borrower will give Lender notice of any Casualty promptly after it occurs and will give Lender notice of any Condemnation Proceeding promptly after Borrower receives notice of commencement or notice that such a Condemnation Proceeding will be commencing. Borrower will promptly deliver to Lender copies of all documents Borrower delivers or receives relating to the Casualty or the Condemnation Proceeding, as the case may be.

         (b) Borrower authorizes Lender, at Lender's option, to act on Borrower's behalf to collect, adjust and compromise any claims for loss, damage or destruction under the Policies on such terms as Lender determines in Lender's sole discretion. Borrower authorizes Lender to act, at Lender's option, on Borrower's behalf in connection with any Condemnation Proceeding. Borrower will execute and deliver to Lender all documents requested by Lender and all documents as may be required by Law to confirm such authorizations. Nothing in this Section will be construed to limit or prevent Lender from joining with Borrower either as a co-defendant or as a co-plaintiff in any Condemnation Proceeding.

         (c) If Lender elects not to act on Borrower's behalf as provided in this Section, then Borrower promptly will file and prosecute all claims (including Lender's claims) relating to the Casualty and will prosecute or defend (including defense of Lender's interest) any Condemnation Proceeding. Borrower will have the authority to settle or compromise the claims or Condemnation Proceeding, as the case may be, provided that Lender has approved in Lender's reasonable discretion any compromise or settlement that exceeds $500,000.00. Any check for Insurance Proceeds or Condemnation Awards, as the case may be (the "PROCEEDS") will be made payable to Lender and Borrower. Borrower will endorse the check to Lender promptly upon Lender presenting the check to Borrower for endorsement or if Borrower receives the check first, will endorse the check promptly upon receipt and forward it to Lender. If any Proceeds are paid to Borrower, Borrower will promptly deposit the Proceeds with Lender, to be applied or disbursed in accordance with the provisions of this Deed of Trust. Lender will be responsible for only the Proceeds actually received by Lender.

         Section 7.3. Application of Proceeds. Subject to Section 7.4, after deducting the costs incurred by Lender in collecting the Proceeds, Lender may, in its sole discretion, (i) apply the Proceeds as a credit against any portion of the Debt selected by Lender in its sole discretion; (ii) apply the Proceeds to restore the Improvements, provided that Lender will not be obligated to see to the proper application of the Proceeds and provided further that any amounts released for Restoration will not be deemed a payment on the Debt; or (iii) deliver the Proceeds to Borrower.

         Section 7.4. Conditions to Availability of Proceeds for Restoration. Notwithstanding the preceding Section, after a Casualty or a Condemnation (a "DESTRUCTION EVENT"), Lender will make the Proceeds (less any costs incurred by Lender in collecting the Proceeds) available for Restoration in accordance with the conditions for disbursements set forth in the Section entitled "RESTORATION", provided that the following conditions are met:

         (i) Science Park Center LLC, a California limited liability company, or the transferee under a Permitted Transfer, if any, continues to be Borrower at the time of the Destruction Event and at all times thereafter until the Proceeds have been fully disbursed;

         (ii) no Event of Default under the Loan Documents exists at the time of the Destruction Event and no Event of Default has occurred during the 12 months prior to the Destruction Event;

         (iii) Leases for at least 80% of the rentable square feet for which Leases are in effect immediately prior to the Destruction Event and all Property Documents in effect immediately prior to the Destruction Event that are essential to the use and operation of the Property continue in full force and effect notwithstanding the Destruction Event;

         (iv) if the Destruction Event is a Condemnation, Borrower delivers to Lender evidence reasonably satisfactory to Lender that the Improvements can be restored to an economically and architecturally viable unit;

         (v) Borrower delivers to Lender evidence reasonably satisfactory to Lender that the Proceeds are sufficient to complete Restoration or if the Proceeds are insufficient to complete

Restoration, Borrower first deposits with Lender funds ("ADDITIONAL FUNDS") that when added to the Proceeds will be sufficient to complete Restoration;

         (vi) if the Destruction Event is a Casualty, Borrower delivers to Lender evidence satisfactory to Lender that the Insurer under each affected Policy has not denied liability under the Policy as to Borrower or the insured under the Policy;

         (vii) Lender is reasonably satisfied that the proceeds of any business interruption insurance or lost rental insurance in effect together with other available gross revenues from the Property and Additional Funds, to the extent Borrower elects in its sole discretion to deposit such Additional Funds with Lender and such Additional Funds are in excess of amounts necessary to satisfy clause (v) above, are sufficient to pay Debt Service Payments after paying the Impositions, Insurance Premiums, reasonable and customary operating expenses and capital expenditures until Restoration is complete;

         (viii) Lender is satisfied that Restoration will be completed on or before the date (the "RESTORATION COMPLETION DATE") that is the earliest of: (A) 12 months prior to the Maturity Date; (B) 18 months after the Destruction Event;
(C) the earliest date required for completion of Restoration under any Lease (other than a Lease which is not, pursuant to Section 7.4(iii), required to remain in effect), or any Property Document; or (D) any date required by Law; and

         (ix) following the Restoration Completion Date the annual Rents (excluding security deposits) under Leases which are in effect on the date of the Destruction Event and which will remain in effect after the Restoration Completion Date will, after payment of annual Insurance Premiums, Impositions and operating expenses of the Property (including ground rent, if any), provide debt service coverage equal to at least 1.15 times the amount of annual Debt Service Payments, all as reasonably projected by Lender, provided that, if such Rents will not provide such debt service coverage, then Borrower expressly authorizes and directs Lender to apply an amount from the Proceeds to reduction of Principal in order to reduce the annual Debt Service Payments sufficiently for such debt service coverage to be achieved. The reduced debt service payments will be calculated using the Fixed Interest Rate and an amortization schedule that will achieve the same proportionate amortization of the reduced Principal over the then remaining Term as would have been achieved if the Principal and the originally scheduled Debt Service Payments had not been reduced. Borrower will execute any documentation that Lender deems reasonably necessary to evidence the reduced Principal and debt service payments.

         Section 7.5. Restoration.

         (a) If the total Proceeds for any Destruction Event are $250,000.00 or less and Lender elects or is obligated by Law or under this Article to make the Proceeds available for Restoration, Lender will disburse to Borrower the entire amount received by Lender and Borrower will commence Restoration promptly after the Destruction Event and complete Restoration not later than the Restoration Completion Date.

         (b) If the Proceeds for any Destruction Event exceed $250,000.00 and Lender elects or is obligated by Law or under this Article to make the Proceeds available for Restoration, Lender will disburse the Proceeds and any Additional Funds (the "RESTORATION FUNDS") upon

Borrower's request as Restoration progresses, generally in accordance with normal construction lending practices for disbursing funds for construction costs, provided that the following conditions are met:

                  (i) Borrower commences Restoration promptly after the Destruction Event and completes Restoration on or before the Restoration Completion Date;

                  (ii) if Lender requests, Borrower delivers to Lender prior to commencing Restoration, for Lender's approval, which approval shall not be unreasonably withheld, plans and specifications and a detailed budget for the Restoration;

                  (iii) Borrower delivers to Lender satisfactory evidence of the costs of Restoration incurred prior to the date of the request, and such other documents as Lender may reasonably request including mechanics' lien waivers and title insurance endorsements;

                  (iv) Borrower pays all costs of Restoration whether or not the Restoration Funds are sufficient and, if at any time during Restoration, Lender reasonably determines that the undisbursed balance of the Restoration Funds is insufficient to complete Restoration, Borrower deposits with Lender, as part of the Restoration Funds, an amount equal to the deficiency within 30 days of receiving notice of the deficiency from Lender; and

                  (v) there is no Event of Default under the Loan Documents at the time Borrower requests funds or at the time Lender disburses funds.

         (c) If an Event of Default occurs at any time after the Destruction Event, then Lender will have no further obligation to make any remaining Proceeds available for Restoration and may apply any remaining Proceeds as a credit against any portion of the Debt selected by Lender in its sole discretion.

         (d) Lender may elect at any time prior to commencement of Restoration or while work is in progress to retain, at Borrower's expense, an independent engineer or other consultant to review the plans and specifications, to inspect the work as it progresses and to provide reports. If any matter included in a report by the engineer or consultant is unsatisfactory to Lender, Lender may suspend disbursement of the Restoration Funds until the unsatisfactory matters contained in the report are resolved to Lender's satisfaction.

         (e) If Borrower fails to commence and complete Restoration in accordance with the terms of this Article, then in addition to the Remedies, Lender may elect to restore the Improvements on Borrower's behalf and reimburse itself out of the Restoration Funds for costs and expenses incurred by Lender in restoring the Improvements, or Lender may apply the Restoration Funds as a credit against any portion of the Debt selected by Lender in its sole discretion.

         (f) Lender may commingle the Restoration Funds with its general assets and will not be liable to pay any interest or other return on the Restoration Funds unless otherwise required by Law. Lender will not hold any Restoration Funds in trust. At Lender's election or, so long as no Event of Default has occurred, at Borrower's request, Lender will deposit the Restoration Funds with a depositary satisfactory to Lender under a disbursement and security agreement satisfactory to Lender, and such agreement shall include provisions for the payment of interest on Restoration Funds held by the depositary.

         (g) Borrower will pay all of Lender's expenses incurred in connection with a Destruction Event or Restoration. If Borrower fails to do so, then in addition to the Remedies, Lender may from time to time reimburse itself out of the Restoration Funds.

         (h) If any excess Proceeds remains after Restoration, Lender may elect, in its sole discretion either to apply the excess as a credit against any portion of the Debt as selected by Lender in its sole discretion or to deliver the excess to Borrower.

                                  ARTICLE VIII
                       COMPLIANCE WITH LAW AND AGREEMENTS

         Section 8.1. Compliance with Law. Borrower, the Property and the use of the Property comply with Law and with all agreements and conditions necessary to preserve and extend all rights, licenses, permits, privileges, franchises and concessions (including zoning variances, special exceptions and non-conforming uses) relating to the Property or Borrower (other than a de minimus violation that would not have or cause an adverse effect on the Property, Borrower, or Lender's liens and interests in the Property). Borrower, the Property and the use of the Property will continue to comply with Law and with all agreements and conditions necessary to preserve and extend all rights, licenses, permits, privileges, franchises and concessions (including zoning variances, special exceptions and non-conforming uses) relating to the Property or Borrower (other than a violation that would not have or cause a material adverse effect on the Property, Borrower, or Lender's liens and interests in the Property). Borrower will notify Lender of the commencement of any investigation or Proceeding relating to a possible violation of Law immediately after Borrower receives notice thereof and, will deliver promptly to Lender copies of all documents Borrower receives or delivers in connection with the investigation or Proceeding. Borrower will not alter the Property in any manner that would increase Borrower's responsibilities for compliance with Law.

         Section 8.2. Compliance with Agreements. There are no defaults, events of defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Documents. Borrower will pay and perform all of its obligations under the Property Documents as and when required by the Property Documents, except where failure to do so could not reasonably be expected to result in an adverse effect on the Property, Borrower, or Lender's liens or interest in the Property. Borrower will use all commercially reasonable efforts and means to cause all other parties to the Property Documents to pay and perform their obligations under the Property Documents as and when required by the Property Documents, except where failure to do so could not reasonably be expected to result in an adverse effect on the Property, Borrower, or Lender's liens or interest in the Property. Borrower will not amend or waive any provisions of the Property Documents; exercise any options under the Property Documents; give any approval required or permitted under the Property Documents that would adversely affect the Property or Lender's rights and interests under the Loan Documents; cancel or surrender any of the Property Documents; or release or discharge or permit the release or discharge of any party to or entity bound by any of the Property Documents, without, in each instance, Lender's prior approval (excepting therefrom all service contracts or other agreements entered into in the normal course of business that are cancelable upon not more than 30 days notice). Borrower promptly will deliver to Lender copies of any notices of default or of termination that Borrower receives or delivers relating to any Property Document.

         Section 8.3. ERISA Compliance.

         (a) Neither Borrower nor any of Borrower's Constituents (not including holders of publicly-traded shares) is or will be an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") that is subject to Title I of ERISA or a "plan" as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and neither the assets of Borrower or of Borrower's Constituents (not including holders of publicly-traded shares) are or will constitute "plan assets" of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code.

         (b) Borrower is not and will continue not to be a "governmental plan" within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not and will not be subject to any Laws regulating investments of and fiduciary obligations with respect to governmental plans.

         (c) Borrower will not engage in any transaction which would cause any obligation or any action under the Loan Documents, including Lender's exercise of the Remedies, to be a non-exempt prohibited transaction under ERISA.

         Section 8.4. Section 6045(e) Filing. Borrower will supply or cause to be supplied to Lender either (i) a copy of a completed Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Proceeds prepared by Borrower's attorney or other person responsible for the preparation of the form, together with a certificate from the person who prepared the form to the effect that the form has, to the best of the preparer's knowledge, been accurately prepared and that the preparer will timely file the form; or (ii) a certification from Borrower that the Loan is a refinancing of the Property or is otherwise not required to be reported to the Internal Revenue Service pursuant to Section 6045(e) of the Code. Under no circumstances will Lender or Lender's counsel be obligated to file the reports or returns.

         Section 8.5. Compliance with Anti-Terrorism Laws.

         (a) None of Borrower, any guarantor or indemnitor or their respective Constituents (not including holders of publicly-traded shares) or affiliates are or will be in violation of any Anti-Terrorism Law.

         (b) None of Borrower, any guarantor or indemnitor, any of their respective Constituents (not including holders of publicly-traded shares) or affiliates, or, to Borrower's knowledge as of the date hereof, any of their respective brokers or other agents acting or benefiting in any capacity in connection with the Loan is or will be a Prohibited Person.

         (c) None of Borrower, any guarantor or indemnitor, any of their respective affiliates or Constituents (not including holders of publicly-traded shares), or, to Borrower's knowledge as of the date hereof, any of their respective brokers or other agents acting in any capacity in connection with the Loan, is or will knowingly (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

         (d) Borrower covenants and agree to deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming Borrower's compliance with this Section.

                                   ARTICLE IX
                                  ENVIRONMENTAL

         Section 9.1. Environmental Representations and Warranties. Except as disclosed in the Environmental Report and to Borrower's knowledge as of the date of this Deed of Trust:

         (i) no Environmental Activity has occurred or is occurring on the Property other than the use, storage, and disposal of Hazardous Substances which
(A) is (or at the time occurring was) in the ordinary course of business consistent with the Permitted Use or the construction of the Improvements; (B) is (or was at such time) in compliance with all Environmental Laws and (C) has not resulted in Material Environmental Contamination of the Property; and

         (ii) no Environmental Activity has occurred or is occurring on any property in the vicinity of the Property which has resulted in Material Environmental Contamination of the Property.

         Section 9.2. Environmental Covenants.

         (a) Borrower will not cause or permit any Material Environmental Contamination of the Property.

         (b) No Environmental Activity will occur on the Property other than the use, storage and disposal of Hazardous Substances which (A) is in the ordinary course of business consistent with the Permitted Use; (B) is in compliance with all Environmental Laws; and (C) does not create a material risk of Material Environmental Contamination of the Property.

         (c) Borrower will notify Lender promptly upon Borrower becoming aware of (i) any Material Environmental Contamination of the Property or (ii) any Environmental Activity with respect to the Property that is not in accordance with the preceding subsection (b). Borrower promptly will deliver to Lender copies of all documents delivered to or received by Borrower regarding the matters set forth in this subsection, including notices of Proceedings or investigations concerning any Material Environmental Contamination of the Property or

Environmental Activity or concerning Borrower's status as a potentially responsible party (as defined in the Environmental Laws). Borrower's notification of Lender in accordance with the provisions of this subsection will not be deemed to excuse any default under the Loan Documents resulting from the violation of Environmental Laws or the Material Environmental Contamination of the Property or Environmental Activity that is the subject of the notice. If Borrower receives notice of a suspected violation of Environmental Laws in the vicinity of the Property that poses a risk of Material Environmental Contamination of the Property, Borrower will give Lender notice and copies of any documents received relating to such suspected violation.

         (d) From time to time at Lender's request, Borrower will deliver to Lender any information known and documents available to Borrower relating to the environmental condition of the Property.

         (e) Lender may perform or engage an independent consultant to perform an assessment of the environmental condition of the Property and of Borrower's compliance with this Section on an annual basis, or at any other time for reasonable cause or after an Event of Default. In connection with the assessment: (i) Lender or its consultant may enter and inspect the Property and perform tests of the air, soil, ground water and building materials; (ii) Borrower will cooperate and use best efforts to cause tenants and other occupants of the Property to cooperate with Lender or consultant; (iii) Borrower will receive a copy of any final report prepared after the assessment, to be delivered to Borrower not more than 10 days after Borrower requests a copy and executes Lender's standard confidentiality and waiver of liability letter; (iv) Borrower will accept custody of and arrange for lawful disposal of any Hazardous Substances required to be disposed of as a result of the tests; (v) Lender will not have liability to Borrower with respect to the results of the assessment; and (vi) Lender will not be responsible for any damage to the Property resulting from the tests described in this subsection and Borrower will look solely to the consultants to reimburse Borrower for any such damage, provided that Lender causes each consultant to assume in writing responsibility for any such damage before permitting any such consultant to enter or inspect the Property, and the consultant provides Borrower with evidence of at least $1,000,000 of liability insurance, covering the owner of the property (but not specifically naming Borrower) as an additional insured prior to entry on the Property. The consultant's reasonable fees and costs for such assessment and reports will be at Borrower's expense (i) if the reports disclose any material adverse change in the environmental condition of the Property from that disclosed in the Environmental Report; (ii) if Lender engaged the consultant when Lender had reasonable cause to believe Borrower was not in compliance with the terms of this Article and, after written notice from Lender, Borrower failed to provide promptly reasonable evidence that Borrower is in compliance; or (iii) if Lender engaged the consultant after the occurrence of an Event of Default.

         (f) If Lender has reasonable cause to believe that there is Environmental Activity at the Property, Lender may elect in its sole discretion to direct the Trustee to reconvey any portion of the Property affected by the Environmental Activity and Borrower will accept the reconveyance.

                                    ARTICLE X
                               FINANCIAL REPORTING

         Section 10.1. Financial Reporting.

         (a) Borrower will deliver to Lender within 90 days after the close of each Fiscal Year an annual financial statement (the "ANNUAL FINANCIAL STATEMENT") for the Property (and, upon Lender's request, for Borrower) for the Fiscal Year, which will include a comparative balance sheet, a cash flow statement, an income and expense statement, a detailed breakdown of all receipts and expenses and all supporting schedules. The Annual Financial Statement will be:

                  (i) audited by a CPA and accompanied by an opinion of the CPA that, in all material respects, the Annual Financial Statement fairly presents the financial position of the Property (or Borrower, as applicable); provided, however, that prior to the occurrence of any Event of Default, the Annual Financial Statement may be unaudited, if accompanied by a certification of Borrower and an authorized officer of NBI, which certification shall state that, in all material respects, the Annual Financial Statement fairly presents the financial position of the Property (or Borrower, as applicable); and

                  (ii) separate and distinct from any consolidated statement or report for Borrower or any other entity or any other property.

         (b) Borrower will keep full and accurate Financial Books and Records for each Fiscal Year. Borrower will permit Lender or Lender's accountants or auditors to inspect or audit the Financial Books and Records from time to time and with reasonable notice, except that during the existence of an Event of Default, no notice shall be required. Borrower will maintain the Financial Books and Records for each Fiscal Year for not less than 3 years after the date Borrower delivers to Lender the Annual Financial Statement and the other financial certificates, statements and information to be delivered to Lender for the Fiscal Year. Financial Books and Records will be maintained at Borrower's address set forth in the section entitled "NOTICES" or at any other location as may be approved by Lender.

         Section 10.2. Certificate of Good Standing. Borrower will cause to be delivered to Lender, together with the annual financial statement required to be delivered hereunder, or as otherwise requested by Lender from time to time, a certificate of good standing from its state of organization.

         Section 10.3. Annual Budget. Not less than 90 days after the end of each Fiscal Year, Borrower will deliver to Lender a detailed comparative budget (the "BUDGET") for the Property for the then current Fiscal Year showing anticipated operating expenses, Insurance Premiums, Impositions, leasing commissions, capital improvement costs, tenant improvement costs and any other information Lender requests. Unless Lender notifies Borrower within 60 days after Lender receives the Budget that Lender disputes information in the Budget, the Budget as submitted will constitute the Budget for the then current Fiscal Year. If Borrower concludes in good faith that a Budget needs material revision, Borrower will submit a revised Budget to Lender, together with a detailed explanation of the revisions. Unless Lender notifies Borrower within 60 days after Lender receives the revised Budget that Lender disputes information in the revised Budget, the revised Budget as submitted will constitute the Budget for the remainder of the then Fiscal Year. Borrower and Lender will use reasonable efforts to resolve promptly any differences over a Budget or revised Budget. If Borrower and Lender fail to agree on a Budget or revised Budget, Borrower will continue to manage and operate the Property under the last undisputed Budget. Borrower waives any defense or right of offset to the Obligations, and any claim or counterclaim against Lender, arising out of any discussions between Borrower and Lender regarding any Budget or revised Budget delivered to Lender or the resolution of any disagreements relating to a Budget or revised Budget including any defense, right of offset, claim or counterclaim alleging in substance, that by virtue of such delivery, discussions or resolution, Lender has interfered with, influenced or controlled Borrower or the operations at the Property.

                                   ARTICLE XI
                           EXPENSES AND DUTY TO DEFEND

         Section 11.1. Payment of Expenses.

         (a) Borrower is obligated to pay all fees and expenses (the "EXPENSES") reasonably incurred by Lender, Trustee or that are otherwise payable in connection with the Loan, the Property or Borrower, including reasonable attorneys' fees and expenses and any reasonable fees and expenses relating to
(i) the preparation, execution, acknowledgment, delivery and recording or filing of the Loan Documents; (ii) any Proceeding or other claim asserted against Lender or any Proceeding described in the Section entitled "Lender's Right to Appear"; (iii) any inspection, assessment, survey and test permitted under the Loan Documents; (iv) any Destruction Event; (v) the preservation of Trustee's title and/or Lender's security; (vi) the enforcement of the Loan Documents or any of their terms or and the exercise of any rights or remedies available at Law, in equity or otherwise, whether or not any Proceeding is filed; (vii) administration of the Loan; (viii) the Leases and the Property Documents; and
(ix) any Proceeding in or for bankruptcy, insolvency, reorganization or other debtor relief or similar Proceeding relating to Borrower, the Property or any person liable under any guarantee, indemnity or other credit enhancement delivered in connection with the Loan. Notwithstanding the foregoing, Borrower shall not be obligated to pay any Expenses that arise out of the gross negligence or willful misconduct of Lender.

         (b) Borrower will pay the Expenses promptly on demand, together with any applicable interest, premiums or penalties. If Lender pays any of the Expenses, Borrower will reimburse Lender the amount paid by Lender promptly upon demand, together with interest on such amount at the Default Interest Rate from the date Lender paid the Expenses through and including the date Borrower reimburses Lender. The Expenses together with any applicable interest, premiums or penalties constitute a portion of the Debt secured by this Deed of Trust.

         Section 11.2. Duty to Defend. If Lender or any of its trustees, officers, participants, employees or affiliates is a party in any Proceeding relating to the Property, Borrower or the Loan, Borrower will indemnify and hold harmless the party and will defend the party with attorneys and other professionals retained by Borrower and reasonably approved by Lender; provided, however, that Borrower shall have no obligation to indemnify or defend any such party to the extent such Proceeding arises out of such party's gross negligence or willful misconduct.

Lender may elect to engage its own attorneys and other professionals, at Borrower's reasonable expense, to defend or to assist in the defense of the party. In all events, case strategy will be determined by Lender if Lender so elects and no Proceeding will be settled without Lender's prior approval which may be withheld in its sole discretion.

                                   ARTICLE XII
                        TRANSFERS, LIENS AND ENCUMBRANCES

         Section 12.1.  Prohibitions on Transfers, Liens and Encumbrances.

         (a) Borrower acknowledges that in making the Loan, Lender is relying to a material extent on the business expertise and net worth of Borrower and Borrower's general partners, members or principals and on the continuing interest that each of them has, directly or indirectly, in the Property. Accordingly, except as specifically set forth in this Deed of Trust, Borrower
(i) will not, and will not permit its partners, members or principals to, effect a Transfer without Lender's prior approval, which may be withheld in Lender's sole discretion and (ii) will keep the Property free from all liens and encumbrances other than the lien of this Deed of Trust and the Permitted Exceptions. Subject to SECTION 12.1(C), a "TRANSFER" is defined as any sale, grant, lease (other than bona fide third-party space leases with tenants), conveyance, assignment or other transfer of, or any encumbrance or pledge against, the Property, any interest in the Property, any interest of Borrower's partners, members or principals in the Property, or any change in Borrower's Constituents or composition, in each instance whether voluntary or involuntary, direct or indirect, by operation of law or otherwise and including the grant of an option or the execution of an agreement relating to any of the foregoing matters.

         (b) Borrower represents, warrants and covenants that:

                  (i) Borrower is a California limited liability company with only the following members: (A) NBI, which is Borrower's managing member, and owns 99.5% of the membership interests in Borrower; and (B) NBIHQ, which owns 0.5% of the membership interests in Borrower. The managing member and the other members are referred to as the "EXISTING MEMBERS".

                  (ii) If Borrower's members are in turn partnerships, corporations or limited liability companies, the general partners, principals or members thereof and the percentage of partnership interest, stock or membership interest held by each (and so on at each level) are as follows: (A) NBIHQ is owned 100% by NBI; and (B) NBI is a publicly-traded company.

         (c) So long as the capital stock or other securities of NBI are publicly traded (or, after completion of a HoldCo Transaction which constitutes a Permitted Transfer, the capital stock or other securities of HoldCo are publicly traded; or, after completion of an NBI Transaction which constitutes a Permitted Transfer, the capital stock or other securities of the NBI Survivor are publicly traded), the term "Transfer" is not intended to include, and shall not be interpreted to include, transactions in such publicly-traded NBI securities (or, after such a HoldCo Transaction, such publicly-traded HoldCo securities; or, after such an NBI Transaction, such publicly-traded NBI Survivor securities), including sales, transfers and other dispositions thereof, which do not, alone or together with other transactions in such securities, effect a change in control of NBI (or, after such a HoldCo Transaction, change in control of HoldCo; or, after such an NBI Transaction, change in control of the NBI Survivor). However, the term "Transfer" does include all other transactions in such securities, including but not limited to mergers, consolidations, share exchanges, or business combinations of, by or involving NBI (or HoldCo, or an NBI Survivor), regardless of the form of such transaction. As used in this
SECTION 12.1(C), "change in control" means the consummation of any transaction the result of which is that any entity becomes the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the voting stock of NBI (or, after such a HoldCo Transaction, the voting stock of HoldCo; or, after such an NBI Transaction, the voting stock of the NBI Survivor), measured by voting power rather than by number of shares.

         Section 12.2. Permitted Transfers.

         (a) Notwithstanding the prohibitions regarding Transfers, a Permitted Transfer may occur without Lender's prior consent, provided that the following conditions are met:

                  (i) at least 30 days prior to the proposed Permitted Transfer, Borrower delivers to Lender a notice that is sufficiently detailed to enable Lender to determine that the proposed Permitted Transfer complies with the terms of this Section;

                  (ii) there is no Event of Default either when Lender receives the notice or when the proposed Permitted Transfer occurs;

                  (iii) the proposed Permitted Transfer will not result in a violation of any of the covenants contained in the Section entitled, "ERISA COMPLIANCE" and Borrower will deliver to Lender such documentation of compliance as Lender requests in its sole discretion;

                  (iv) the transferee (including any Constituents and affiliates of the transferee) is not a Prohibited Person and the Permitted Transfer will not result in a violation of any Anti-Terrorism Laws and, prior to the transfer, Borrower provides Lender with a certification to that effect executed by an entity reasonably satisfactory to Lender;

                  (v) subject to SECTION 12.2(C), when Lender receives the notice and when the proposed Permitted Transfer occurs, the transferee has never been an adverse party to Lender in any litigation to which Lender was a party; the transferee has never defaulted on a loan from Lender or on any contract or other agreement with Lender; and the transferee has never threatened litigation against Lender (for purposes of this subsection "transferee" includes the transferee's Constituents and all entities which are directly or indirectly owned or controlled by the transferee or which are under direct or indirect common ownership or control with the transferee, and "Lender" includes Lender's subsidiaries);

                  (vi) Borrower pays all of Lender's reasonable expenses relating to the Transfer including Lender's reasonable attorneys' fees;

                  (vii) Lender is satisfied that, if the Property is to be managed by a property manager, the manager and management agreement are satisfactory to Lender;

                  (vii) on or before the date of the proposed Permitted Transfer, if so requested by Lender, a Uniform Commercial Code search report, dated as of a date reasonably prior to the date of the proposed Permitted Transfer, is delivered to Lender relating to (i) the transferee, (ii) any predecessor entity that transferee merged with or into, and (iii) any entity where transferee acquired substantially all of its assets, in each case satisfactory to Lender and indicating that Lender's security interest in such portion of the Property as is perfected by filing a financing statement is prior to all other security interests reflected in the report; and

                  (viii) Borrower (or, in the case of a Permitted Transfer of the Property to a third-party transferee, such transferee) shall, after such Transfer, have a member or other immediate Constituent that has at least two Independent Directors, and all of the requirements of SECTION
         13.3 shall remain satisfied with respect to Borrower and NBIHQ (or shall be satisfied with respect to such transferee and its relevant member or other immediate Constituent).

         (b) Upon compliance with the conditions set forth in the preceding subsection, the following Transfers (the "PERMITTED TRANSFERS") may occur without Lender's prior consent:

                  (i) (A) Transfers of membership interests in Borrower among the Existing Members; and

                           (B) other transfers of membership interests in
                  Borrower; provided that subsequent to the Transfer NBI remains as Borrower's managing member and retains not less than 20% of the membership interests in Borrower.

                  (ii) a one-time sale of the Property to an unaffiliated bona fide purchaser, provided that the following conditions are met:

                           (A) the transferee or the party that executes a
                  substitute guaranty of recourse obligations and environmental indemnity and that controls the transferee and that owns at least 20% of the equity interests in the transferee (the "TRANSFEREE'S PARENT") has a net worth of at least $50,000,000.00;

                           (B) the transferee or the Transferee's Parent is an
                  Institutional Investor or a developer, owner or manager of first-class commercial real estate comparable to the Property and having a reputation in the industry at least equivalent to that of Borrower and its managing member as of the date of this Deed of Trust;

                           (C) the transferee has expressly assumed the
                  obligations of Borrower under the Property Documents and under the Loan Documents;

                           (D) subsequent to the Transfer, the Property is
                  managed by a property manager that has managed first-class commercial real estate comparable to the Subject Property for not less than 10 years and that has a good reputation in the industry at least equivalent to that of Borrower and its managing member or the existing property manager as of the date of this Deed of Trust;

                           (E) Borrower pays to Lender a transfer fee of one
                  percent (1%) of the outstanding Principal; and

                           (F) Borrower delivers to Lender a substitute for the
                  environmental indemnity delivered to Lender in connection with the Loan and, if applicable, a substitute guaranty or surety instrument, satisfactory to Lender, executed by a substitute indemnitor, guarantor or surety, as the case may be, that satisfies the Net Worth Test and the Liquid Assets Test.

                  (iii) Any NBI Transaction in which all of the following conditions are met:

                           (A) NBI is the surviving entity in the NBI
                  Transaction; and

                           (B) NBI remains the managing member of Borrower and
                  NBI retains not less than a 20% membership interest in Borrower; and

                           (C) NBI satisfies the Net Worth Test and the Liquid
                  Assets Test.

                  (iv) Any NBI Transaction in which all of the following conditions are met:

                           (A) NBI is not the surviving entity in such NBI
                  Transaction;

                           (B) Borrower gives Lender written notice of the terms
                  of such NBI Transaction promptly after filing notice of any such NBI Transaction with the Securities and Exchange Commission;

                           (C) Borrower pays or causes to be paid to Lender,
                  prior to or concurrently with the closing of such NBI Transaction, a non-refundable fee in an amount equal to $10,000.00;

                           (D) The NBI Survivor satisfies the Net Worth Test and
                  the Liquid Assets Test.

                           (E) The NBI Survivor executes and delivers to Lender
                  a Guaranty of Recourse Obligations and an Environmental Indemnity Agreement, in the form executed in connection with the Loan by NBI, with no material changes.

                           (F) The NBI Survivor furnishes, if the NBI Survivor
                  is a corporation, partnership or other entity, all documents evidencing the NBI Survivor's capacity and good standing, and the qualification of the signers to execute the documents listed in subsection (E) above, which documents shall include, without limitation, certified copies of all organizational and formation documents of the NBI

                  Survivor, all of which shall be consistent with the scope of evidence and certificates delivered by NBI in connection with the original closing of the Loan.

                  (v) a one-time HoldCo Transaction.

         (c) If Borrower notifies Lender of a proposed Transfer, including the identity of the proposed transferee, then within five (5) Business Days after actual receipt of such notice Lender shall notify Borrower if the proposed transferee would not, as of that time, satisfy the requirements of SECTION 12.2(a)(v). If Lender so notifies Borrower and Borrower nonetheless intends to proceed with the Transfer, Borrower may demonstrate to Lender that the proposed Transfer would satisfy every requirement of SECTION 12.2(a) other than SECTION 12.2(a)(v) and would otherwise constitute a Permitted Transfer, and if Borrower so demonstrates, then:

                  (i) Lender may, by notice to Borrower sent within ten (10) Business Days after Borrower so demonstrates, enforce the requirements of SECTION 12.2(a)(v) and disapprove the proposed Transfer, and in that event Borrower shall have the right to prepay the Debt (including Prepayment Premium and other costs) upon and as a condition to the occurrence of such Transfer, pursuant to SECTION 3(a)(iii) of the Note; or

                  (ii) if Lender fails to so notify Borrower within such time, then Lender shall be deemed to have waived the requirements of SECTION 12.2(a)(v) with respect to that proposed Transfer to that proposed transferee.

         Section 12.3. Right to Contest Liens. Borrower, at its own expense, may contest the amount, validity or application, in whole or in part, of any mechanic's, materialmen's or environmental liens in which event Lender will refrain from exercising any of the Remedies, provided that Borrower pays the contested liens under protest or the following conditions are met:

         (i) Borrower delivers to Lender notice of the proposed contest not more than 30 days Borrower becomes aware of the lien;

         (ii) the contest is by a Proceeding promptly initiated and conducted in good faith and with due diligence;

         (iii) there is no Event of Default other than the Event of Default arising from the filing of the lien;

         (iv) the Proceeding suspends enforcement of collection of the lien, imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit;

         (v) the Proceeding is permitted under and is conducted in accordance with the Leases and the Property Document;

         (vi) Borrower sets aside reserves or furnishes a bond or other security satisfactory to Lender, in either case in an amount sufficient to pay the claim giving rise to the lien, together with all interest and penalties; and

         (vii) with respect to an environmental lien, Borrower is using best efforts to mitigate or prevent any deterioration of the Property resulting from the alleged violation of any Environmental Laws or the alleged Environmental Activity.

                                  ARTICLE XIII
              ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 13.1. Further Assurances.

         (a) Borrower will execute, acknowledge and deliver to Lender or to any other entity Lender designates any additional or replacement documents and perform any additional actions that Lender determines are reasonably necessary to evidence, perfect or protect Lender's first lien on and prior security interest in the Property or to carry out the intent or facilitate the performance of the provisions of the Loan Documents.

         (b) Borrower appoints Lender as Borrower's attorney-in-fact to perform, at Lender's election, any actions and to execute and record any of the additional or replacement documents referred to in this Section, in each instance only at Lender's election and only to the extent Borrower has failed to comply with the terms of this Section.

         Section 13.2. Estoppel Certificates.

         (a) Within 10 days of Lender's request, Borrower will deliver to Lender or to any entity Lender designates a certificate certifying (i) the original principal amount of the Note; (ii) to Borrower's knowledge, the unpaid principal amount of the Note; (iii) the Fixed Interest Rate; (iv) the amount of the then current Debt Service Payments; (v) the Maturity Date; (vi) the date a Debt Service Payment was last made; (vii) that, to Borrower's knowledge, except as may be disclosed in the statement, there are no defaults or events which, with the passage of time or the giving of notice, would constitute an Event of Default; and (viii) to Borrower's knowledge, there are no offsets or defenses against any portion of the Obligations except as may be disclosed in the statement.

         (b) If Lender requests, Borrower shall use good faith efforts to promptly deliver to Lender or to any entity Lender designates a certificate from each party to any Property Document, certifying that the Property Document is in full force and effect with, to such party's knowledge, no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Document (except as may be disclosed in such certificate) and that, to such party's knowledge, there are no defenses or offsets against the performance of its obligations under the Property Document (except as may be disclosed in such certificate).

         (c) If Lender requests, Borrower promptly will deliver to Lender, or to any entity Lender designates, a certificate from each tenant under a Lease then affecting the Property, certifying to any facts regarding the Lease as Lender may reasonably require, including that the Lease is in full force and effect, with, to such tenant's knowledge, no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Lease by any party (except as may be disclosed in such certificate), that the rent has not been paid more than one month in advance and that the tenant claims no defense or offset against the performance of its obligations under the Lease (except as may be disclosed in such certificate).

         Section 13.3. Independent Directors; Unanimous Consent.

         (a) Borrower represents, warrants and covenants, as of the date of this Deed of Trust and on a continuing basis thereafter:

                  (i) The organizational documents of Borrower provide and shall continue to provide that: (A) the commencement of a bankruptcy, insolvency, reorganization, assignment for the benefit of creditors or other debtor-relief or similar procedure or Proceeding by or on behalf of Borrower requires the prior unanimous consent of all of Borrower's members; (B) unanimous consent of Borrower's members shall not be deemed to have occurred unless, at the time thereof, (1) the board of NBIHQ (or any successor thereto, if NBIHQ's membership in the Borrower has been transferred) includes at least two Independent Directors, and
         (2) NBIHQ's (or any such successor's) consent, as a member of Borrower, has been approved by the prior unanimous consent of all members of NBIHQ's (or any such successor's) board of directors, including such Independent Directors; (C) any action or purported action taken by or on behalf of Borrower not in compliance with such unanimous consent requirements shall be void and of no effect; and (D) subject to SECTION 13.3(C), such provisions of Borrower's organizational documents cannot be modified or waived.

                  (ii) The organizational documents of NBIHQ (or any such successor) provide and shall continue to provide that: (A) the board of directors of NBIHQ (or any such successor) must at all times include two Independent Directors; (B) consent by NBIHQ (or any such successor), as a member of Borrower, to any matter which requires the unanimous consent of all of Borrower's members shall require the prior unanimous consent of all members of NBIHQ's (or any such successor's) board of directors, including such Independent Directors; (C) any action or purported action taken by or on behalf of NBIHQ (or any such successor) not in compliance with such unanimous consent requirement shall be void and of no effect; and (D) subject to SECTION 13.3(C), such provisions of NBIHQ's (or such successor's) organizational documents cannot be modified or waived.

                  (iii) The board of NBIHQ (or any such successor) includes and shall continue to include at least two Independent Directors.

         (b) Borrower shall take all necessary action to cause the representations and warranties set forth in SECTION 13.3(A) to remain at all times true and correct, and shall not cause or permit the occurrence of any act, event or condition which would result in any such representation or warranty becoming incorrect.

         (c) The organizational documents of Borrower and/or NBIHQ (or such successor) may permit modification and/or waiver of the provisions required by
SECTION 13.3(A) at any time after 180 days after the date on which a full reconveyance of this Deed of Trust is recorded if the Debt has been paid in full with no Events of Default.

                                   ARTICLE XIV
                              DEFAULTS AND REMEDIES

         Section 14.1. Events of Default. The term "EVENT OF DEFAULT" means the occurrence of any of the following events:

         (i) if Borrower fails to pay any amount due, as and when required, under any Loan Document and the failure continues for a period of 5 days;

         (ii) if Borrower makes a general assignment for the benefit of creditors or generally is not paying, or is unable to pay, or admits in writing its inability to pay, its debts as they become due; or if Borrower or any other party commences any Proceeding (A) relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, in each instance with respect to Borrower; (B) seeking to have an order for relief entered with respect to Borrower; (C) seeking attachment, distraint or execution of a judgment with respect to Borrower; (D) seeking to adjudicate Borrower as bankrupt or insolvent; (E) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or Borrower's debts; or (F) seeking appointment of a Receiver, trustee, custodian, conservator or other similar official for Borrower or for all or any substantial part of Borrower's assets, provided that if the Proceeding is commenced by a party other than Borrower or any of Borrower's general partners or members, Borrower will have 120 days to have the Proceeding dismissed or discharged before an Event of Default occurs;

         (iii) if Borrower is in default beyond any applicable grace and cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement encumbering the Property whether junior or senior to the lien of this Deed of Trust;

         (iv) if there is a default beyond any applicable grace and cure period under any indemnity or guaranty in favor of Lender delivered to Lender in connection with the Loan or in connection with any loan cross-collateralized with the Loan;

         (v) if a Transfer occurs except in accordance with the provisions of this Deed of Trust;

         (vi) if Borrower abandons the Property or ceases to conduct its business at the Property;

         (vii) if:

                  (A) Borrower's organizational documents are amended or purported to be amended to provide other than as set forth in SECTION 13.3(A)(I);

                  (B) NBIHQ's (or successor's) organizational documents are amended or purported to be amended to provide other than as set forth in SECTION 13.3(A)(II);

                  (C) any action or purported action is taken by Borrower or NBIHQ (or successor) contrary to the unanimous consent requirements described in SECTIONS 13.3(A)(I) OR (II), respectively;

                  (D) there cease to be two Independent Directors of NBIHQ (or successor) at any time; provided, however, that in the event of an Independent Director's death, incapacity, or resignation, it shall not be an Event of Default so long as such Independent Director is replaced by another Independent Director within ten (10) days; or

                  (E) there occurs any breach or default by Borrower under
         SECTION 13.3(B);

         (viii) if there is a default in the performance of any other provision of any Loan Document or if there is any inaccuracy or falsehood in any representation or warranty contained in any Loan Document which is not remedied within 30 days after Borrower receives notice thereof, provided that if the default, inaccuracy or falsehood is of a nature that it cannot be cured within the 30-day period and during that period Borrower commences to cure, and thereafter diligently continues to cure, the default, inaccuracy or falsehood, then the 30-day period will be extended for a reasonable period not to exceed 180 days after the notice to Borrower.

         Section 14.2. Remedies.

         (a) If an Event of Default occurs, Lender may take any of the following actions (the "REMEDIES") without notice to Borrower:

                  (i) declare all or any portion of the Debt immediately due and payable ("ACCELERATION");

                  (ii) pay or perform any Obligation;

                  (iii) institute a Proceeding for the specific performance of any Obligation;

                  (iv) apply for and obtain the appointment of a Receiver to be vested with the fullest powers permitted by Law, without bond being required, which appointment may be made ex parte, as a matter of right and without regard to the value of the Property, the amount of the Debt or the solvency of Borrower or any other person liable for the payment or performance of any portion of the Obligations;

                  (v) directly, by its agents or representatives or through a Receiver appointed by a court of competent jurisdiction, enter on the Land and Improvements, take possession of the Property, dispossess Borrower and exercise Borrower's rights with respect to the Property, either in Borrower's name or otherwise;

                  (vi) institute a Proceeding for the foreclosure of this Deed of Trust or sell by power of sale all or any portion of the Property

                  (vii) institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Debt then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Debt not then due;

                  (viii) deliver to Trustee a declaration of default and demand for sale and a notice of default and election to cause Borrower's interest in the Property to be sold, which notice Trustee or Lender will file in the official records of the county in which the Property is located;

                  (ix) sell, lease, license or otherwise dispose of any or all of the Fixtures and/or Personal Property, disclaiming any or all warranties of any kind which by law may be disclaimed (and no such disclaimer shall be considered to affect the commercial reasonableness of any such sale, lease, license or other disposition), and exercise any and all other rights and remedies granted to a secured party under the Uniform Commercial Code; and

                  (x) pursue any other right or remedy available to Lender at Law, in equity or otherwise.

         (b) If an Event of Default occurs, the license granted to Borrower in the Loan Documents to collect Rents will terminate automatically without any action required of Lender.

         Section 14.3. General Provisions Pertaining to Remedies.

         (a) The Remedies are cumulative and may be pursued by Lender or Trustee concurrently or otherwise, at such time and in such order as Lender or Trustee may determine in their sole discretion and without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower.

         (b) The enumeration in the Loan Documents of specific rights or powers will not be construed to limit any general rights or powers or impair Lender's or Trustee's rights with respect to the Remedies.

         (c) If Lender or Trustee exercises any of the Remedies, Lender will not be deemed a mortgagee-in-possession unless Lender has elected affirmatively to be a mortgagee-in-possession.

         (d) Lender and Trustee will not be liable for any act or omission of Lender or Trustee in connection with the exercise of the Remedies.

         (e) Lender's and Trustee's right to exercise any Remedy will not be impaired by any delay in exercising or failure to exercise the Remedy and the delay or failure will not be construed as extending any cure period or constitute a waiver of the default or Event of Default.

         (f) If an Event of Default occurs, Lender's payment or performance or acceptance of payment or performance will not be deemed a waiver or cure of the Event of Default.

         (g) Lender's acceptance of partial payment or receipt of Rents will not extend or affect any grace period or constitute a waiver of a default or Event of Default or constitute a rescission of Acceleration, but will be credited against the Debt.

         Section 14.4. Foreclosure by Power of Sale.

         (a) Should Lender elect following an Event of Default to foreclose this Deed of Trust by exercise of the power of sale contained in this Deed of Trust, Lender will notify Trustee and deposit, if required by Trustee, with Trustee this Deed of Trust, the Note and such of the other Loan Documents as Trustee may require.

         (b) Upon receipt of the notice from Lender, Trustee will have recorded, published and delivered to Borrower any notice of default as is then required by Law. Trustee will, without demand on Borrower after lapse of any time as may then be required by Law and after notice of sale having been given as required by Law, sell the Property at the time and place of sale fixed by it in the notice of sale, either as a whole, or in separate lots or parcels or items and in such order as Lender may direct Trustee so to do, at public auction to the highest bidder as provided by Law. Trustee will deliver to the purchaser of the Property a good and sufficient deed or deeds conveying the Property so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matter or fact will be conclusive proof of the truthfulness of the recitals. Any person, including Borrower, Trustee or Lender may purchase at the sale, and Borrower will warrant and defend the title of the purchaser.

         (c) After deducting all costs, fees and expenses of Lender and Trustee, including costs of evidence of title in connection with sale, Lender will apply the proceeds of sale in the following priority, to payment of (i) first, all sums expended under the terms of the Loan Documents, not then repaid, with accrued interest at the Default Rate; (ii) second, the Debt in such order as Lender determines; and (iii) the remainder, if any to the person or persons legally entitled to it.

         (d) Trustee may postpone sale of all or any portion of the Property as permitted by Law, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

         (e) A sale of less than the whole of the Property or any defective or irregular sale made under this Deed of Trust will not exhaust the power of sale provided for in this Deed of Trust; and subsequent sales may be made until the Obligations have been satisfied, or the entire Property sold, without defect or irregularity.

         Section 14.5. General Provisions Pertaining to Receiver and other Remedies.

         (a) If an Event of Default occurs, any court of competent jurisdiction will, upon application by Lender, appoint a Receiver as designated in the application and issue an injunction prohibiting Borrower from interfering with the Receiver, collecting Rents, disposing of any Rents or any part of the Property, committing waste or doing any other act that will tend to affect the preservation of the Leases, the Rents and the Property and Borrower approves the appointment of the designated Receiver or any other Receiver appointed by the court. Borrower agrees that the appointment may be made ex parte and as a matter of right to Lender or Trustee, either before or after sale of the Property, without further notice, and without regard to the solvency or insolvency, at the time of application for the Receiver, of the person or persons, if any, liable for the payment of any portion of the Debt and the performance of any portion of the Obligations and without regard to the value of the Property or whether the Property is occupied as a homestead and without bond being required of the applicant.

         (b) The Receiver will be vested with the fullest powers permitted by Law including all powers necessary or usual in similar cases for the protection, possession and operation of the Property and all the powers and duties of Lender as a mortgagee-in-possession as provided in this Deed of Trust and may continue to exercise all the usual powers and duties until the Receiver is discharged by the court.

         (c) In addition to the Remedies and all other available rights, Lender or the Receiver may take any of the following actions:

                  (i) take exclusive possession, custody and control of the Property and manage the Property so as to prevent waste;

                  (ii) require Borrower to deliver to Lender or the Receiver all keys, security deposits, operating accounts, prepaid Rents, past due Rents, the Financial Books and Records and all original counterparts of the Leases and the Property Documents;

                  (iii) collect, sue for and give receipts for the Rents and, after paying all expenses of collection, including reasonable receiver's, broker's and attorney's fees, apply the net collections to any portion of the Debt selected by Lender in its sole discretion;

                  (iv) enter into, modify, extend, enforce, terminate, renew or accept surrender of Leases and evict tenants except that in the case of a Receiver, such actions may be taken only with the written consent of Lender as provided in this Deed of Trust and in the Assignment;

                  (v) enter into, modify, extend, enforce, terminate or renew Property Documents except that in the case of a Receiver, such actions may be taken only with the written consent of Lender as provided in this Deed of Trust and in the Assignment;

                  (vi) appear in and defend any Proceeding brought in connection with the Property and bring any Proceeding to protect the Property as well as Borrower's and Lender's respective interests in the Property (unless any such Proceeding has been assigned previously to Lender in the Assignment, or if so assigned, Lender has not expressly assigned such Proceeding to the Receiver and consented to such appearance or defense by the Receiver); and

                  (vii) perform any act in the place of Borrower that Lender or the Receiver deems necessary (A) to preserve the value, marketability or rentability of the Property;

                  (B) to increase the gross receipts from the Property; or (C) otherwise to protect Borrower's and Lender's respective interests in the Property.

         (d) Borrower appoints Lender as Borrower's attorney-in-fact, at Lender's election, to perform any actions and to execute and record any instruments necessary to effectuate the actions described in this Section, in each instance only at Lender's election and only to the extent Borrower has failed to comply with the provisions of this Section.

         Section 14.6. General Provisions Pertaining to Foreclosures and the Power of Sale. The following provisions will apply to any Proceeding to foreclose and to any sale of the Property by power of sale or pursuant to a judgment of foreclosure and sale:

         (i) Lender's or Trustee's right to institute a Proceeding to foreclose or to sell by power of sale will not be exhausted by a Proceeding or a sale that is defective or not completed or by conducting separate sales of portions of the Property;

         (ii) any sale may be postponed or adjourned by Lender by public announcement at the time and place appointed for the sale without further notice;

         (iii) with respect to any sale pursuant to a judgment of foreclosure and sale or by power of sale, the Property may be sold as an entirety or in parcels, at one or more sales, at the time and place, on terms and in the order that Lender deems expedient in its sole discretion;

         (iv) if a portion of the Property is sold pursuant to this Article, the Loan Documents will remain in full force and effect with respect to any unmatured portion of the Debt and this Deed of Trust will continue as a valid and enforceable first lien on and security interest in the remaining portion of the Property, subject only to the Permitted Exceptions, without loss of priority and without impairment of any of Lender's or Trustee's rights and remedies with respect to the unmatured portion of the Debt;

         (v) Lender may bid for and acquire the Property at a sale and, in lieu of paying cash, may credit the amount of Lender's bid against any portion of the Debt selected by Lender in its sole discretion after deducting from the amount of Lender's bid the expenses of the sale, costs of enforcement and other amounts that Lender is authorized to deduct at Law, in equity or otherwise; and

         (vi) Lender's receipt of the proceeds of a sale will be sufficient consideration for the portion of the Property sold and Lender will apply the proceeds as set forth in this Deed of Trust.

         Section 14.7. Application of Proceeds. Lender may apply the proceeds of any sale of the Property by power of sale or pursuant to a judgment of foreclosure and sale and any other amounts collected by Lender in connection with the exercise of the Remedies to payment of the Debt in such priority and proportions as Lender may determine in its sole discretion or in such priority and proportions as required by Law.

         Section 14.8. Power of Attorney. Borrower appoints Lender as Borrower's attorney-in-fact to perform any actions necessary and incidental to exercising the Remedies.

         Section 14.9. Tenant at Sufferance. If Lender, Trustee, or a Receiver enters the Property in the exercise of the Remedies and Borrower is allowed to remain in occupancy of the Property, Borrower will pay to Lender, Trustee, or the Receiver, as the case may be, in advance, a reasonable rent for the Property occupied by Borrower. If Borrower fails to pay the rent, Borrower may be dispossessed by the usual Proceedings available against defaulting tenants.

                                   ARTICLE XV
                             LIMITATION OF LIABILITY

         Section 15.1. Limitation of Liability.

         (a) Notwithstanding any provision in the Loan Documents to the contrary, except as set forth in subsections (b) and (c), in enforcing the Debt Lender shall be limited to its rights and Remedies with respect to the Property and any other security now or hereafter given and shall not seek a deficiency judgment against Borrower or its members, except as set forth in subsections (b) and (c).

         (b) The limitation of liability in subsection (a) will not affect or impair (i) the lien of this Deed of Trust or Lender's other rights and Remedies under the Loan Documents, including Lender's right as beneficiary or secured party to commence an action to foreclose any lien or security interest Lender has under the Loan Documents; (ii) the validity of the Loan Documents or the Obligations; (iii) Lender's rights under any Loan Document that are not expressly non-recourse; or (iv) Lender's right to present and collect on any letter of credit or other credit enhancement document held by Lender in connection with the Obligations.

         (c) The following are excluded and excepted from the limitation of liability in subsection (a) and Lender may recover personally against Borrower and its general partners, if any, for the following:

                  (i) all losses suffered and liabilities and expenses incurred by Lender relating to any intentional fraud or intentional misrepresentation or omission by Borrower or any of Borrower's partners, members, officers, directors, shareholders or principals in connection with (A) the performance of any of the conditions to Lender making the Loan; (B) any inducements to Lender to make the Loan; (C) the execution and delivery of the Loan Documents; (D) any certificates, representations or warranties given in connection with the Loan; or (E) Borrower's performance of the Obligations;

                  (ii) all Rents (or the amounts thereof) derived from the Property after a default under the Loan Documents and all moneys that, on the date such a default occurs, are on deposit in one or more accounts used by or on behalf of Borrower relating to the operation of the Property, except to the extent properly applied to payment of Debt Service Payments, Impositions, Insurance Premiums and any reasonable and customary expenses incurred by Borrower in the operation, maintenance and leasing of the Property or delivered to Lender;

                  (iii) the cost of remediation of any Environmental Activity affecting the Property, any diminution in the value of the Property arising from any Environmental

         Activity affecting the Property and any other losses suffered and liabilities and expenses incurred by Lender relating to a default under the Article entitled "ENVIRONMENTAL";

                  (iv) all security deposits collected by Borrower or any of Borrower's predecessors and not refunded to Tenants in accordance with their respective Leases, applied in accordance with the Leases or Law or delivered to Lender, and all advance rents collected by Borrower or any of Borrower's predecessors and not applied in accordance with the Leases or delivered to Lender;

                  (v) the replacement cost of any Fixtures or Personal Property removed from the Property by or on behalf of or with the permission of Borrower or any affiliate of Borrower after an Event of Default occurs;

                  (vi) all losses suffered and liabilities and expenses incurred by Lender relating to any intentional acts or omissions by Borrower that result in material physical waste on the Property;

                  (vii) all protective advances and other payments made by Lender pursuant to express provisions of the Loan Documents to protect Lender's security interest in the Property or to protect the assignment of the property described in and effected by the Assignment, but only to the extent that the Rents would have been sufficient to permit Borrower to make the payment and Borrower failed to do so;

                  (viii) all mechanics' or similar liens relating to work performed on or materials delivered to the Property prior to Lender exercising its Remedies, but only to the extent Lender had advanced funds to pay for the work or materials;

                  (ix) all Proceeds that are not applied in accordance with this Deed of Trust or not paid to Lender as required under this Deed of Trust;

                  (x) all losses suffered and liabilities and reasonable expenses incurred by Lender relating to a Transfer that is not permitted under the Section entitled "PERMITTED TRANSFERS";

                  (xi) all losses suffered and liabilities and reasonable expenses incurred by Lender relating to forfeiture or threatened forfeiture of the Property to the Government as a result of criminal conduct by Borrower; and

                  (xii) all losses suffered and liabilities and reasonable expenses incurred by Lender relating to any default by Borrower under any of the provisions of this Deed of Trust relating to ERISA including the prohibition on any Transfer that results in a violation of ERISA.

         (d) Nothing under subparagraph (a) above will be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code or under any other Law relating to bankruptcy or insolvency to file a claim for the full amount of the Debt or to require that all collateral will continue to secure all of the Obligations in accordance with the Loan Documents.

                                   ARTICLE XVI
                                     WAIVERS

         SECTION 16.1. WAIVER OF STATUTE OF LIMITATIONS. BORROWER WAIVES THE RIGHT TO CLAIM ANY STATUTE OF LIMITATIONS AS A DEFENSE TO BORROWER'S PAYMENT AND PERFORMANCE OF THE OBLIGATIONS.

         SECTION 16.2. WAIVER OF NOTICE. BORROWER WAIVES THE RIGHT TO RECEIVE ANY NOTICE FROM LENDER OR TRUSTEE WITH RESPECT TO THE LOAN DOCUMENTS EXCEPT FOR THOSE NOTICES THAT LENDER OR TRUSTEE IS EXPRESSLY REQUIRED TO DELIVER PURSUANT TO THE LOAN DOCUMENTS.

         SECTION 16.3. WAIVER OF MARSHALLING AND OTHER MATTERS. BORROWER WAIVES THE BENEFIT OF ANY RIGHTS OF MARSHALLING OR ANY OTHER RIGHT TO DIRECT THE ORDER IN WHICH ANY OF THE PROPERTY WILL BE (i) SOLD; OR (ii) MADE AVAILABLE TO ANY ENTITY IF THE PROPERTY IS SOLD BY POWER OF SALE OR PURSUANT TO A JUDGMENT OF FORECLOSURE AND SALE. BORROWER ALSO WAIVES THE BENEFIT OF ANY LAWS RELATING TO APPRAISEMENT, VALUATION, STAY, EXTENSION, REINSTATEMENT, MORATORIUM, HOMESTEAD AND EXEMPTION RIGHTS OR A SALE IN INVERSE ORDER OF ALIENATION.

         SECTION 16.4. WAIVER OF TRIAL BY JURY. TO THE FULL EXTENT PERMITTED BY LAW, BORROWER WAIVES, AND, BY THEIR ACCEPTANCE OF THIS DEED OF TRUST LENDER AND TRUSTEE WAIVE, TRIAL BY JURY IN ANY PROCEEDING BETWEEN OR AMONG ANY OF THEM RELATING TO THE LOAN, THE PROPERTY DOCUMENTS OR THE LEASES.

         SECTION 16.5. WAIVER OF COUNTERCLAIM. BORROWER WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM OR CROSS-COMPLAINT, OTHER THAN COMPULSORY OR MANDATORY COUNTERCLAIMS OR CROSS-COMPLAINTS, IN ANY PROCEEDING LENDER OR TRUSTEE BRINGS AGAINST BORROWER RELATING TO THE LOAN, INCLUDING ANY PROCEEDING TO ENFORCE REMEDIES.

         SECTION 16.6. [INTENTIONALLY OMITTED]

         SECTION 16.7. WAIVER OF SUBROGATION. BORROWER WAIVES ALL RIGHTS OF SUBROGATION TO LENDER'S RIGHTS OR CLAIMS RELATED TO OR AFFECTING THE PROPERTY OR ANY OTHER SECURITY FOR THE LOAN UNTIL THE LOAN IS PAID IN FULL AND ALL FUNDING OBLIGATIONS UNDER THE LOAN DOCUMENTS HAVE BEEN TERMINATED.

         SECTION 16.8. GENERAL WAIVER. BORROWER ACKNOWLEDGES THAT (A) BORROWER AND BORROWER'S PARTNERS, MEMBERS OR PRINCIPALS, AS THE CASE MAY BE, ARE KNOWLEDGEABLE BORROWERS OF COMMERCIAL FUNDS AND EXPERIENCED REAL ESTATE DEVELOPERS OR INVESTORS WHO UNDERSTAND FULLY THE EFFECT OF THE ABOVE PROVISIONS;
(B) LENDER WOULD NOT MAKE THE LOAN WITHOUT THE PROVISIONS OF THIS ARTICLE; (C) THE LOAN IS A COMMERCIAL OR BUSINESS LOAN UNDER THE LAWS OF THE STATE OR COMMONWEALTH WHERE THE PROPERTY IS LOCATED NEGOTIATED BY LENDER AND BORROWER AND THEIR RESPECTIVE ATTORNEYS AT ARMS LENGTH; AND (D) ALL WAIVERS BY BORROWER IN THIS ARTICLE HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER BORROWER FIRST HAS BEEN INFORMED BY COUNSEL OF BORROWER'S OWN CHOOSING AS TO POSSIBLE ALTERNATIVE RIGHTS, AND HAVE BEEN MADE AS AN INTENTIONAL RELINQUISHMENT AND ABANDONMENT OF A KNOWN RIGHT AND PRIVILEGE. THE FOREGOING ACKNOWLEDGMENT IS MADE WITH THE INTENT THAT LENDER AND ANY SUBSEQUENT HOLDER OF THE NOTE WILL RELY ON THE ACKNOWLEDGMENT.

                                  ARTICLE XVII
                                     NOTICES

         Section 17.1. Notices. All acceptances, approvals, consents, demands, notices, requests, waivers and other communications (the "NOTICES") required or permitted to be given under the Loan Documents must be in writing and (a) delivered personally by a process server providing a sworn declaration evidencing the date of service, the individual served, and the address where the service was made; (b) sent by certified mail, return receipt requested; or (c) delivered by nationally recognized overnight delivery service that provides evidence of the date of delivery (for next morning delivery if sent by overnight delivery service), in all cases with charges prepaid addressed to the appropriate party at its address listed below:



If to Lender:             Teachers Insurance and Annuity Association of America
                          730 Third Avenue
                          New York, New York 10017
                          Attention:  Director Portfolio Management
                                      Mortgage and Real Estate
                          Application # AAA4268
                          Mortgage # M -- 0005852
with a courtesy           Teachers Insurance and Annuity Association of America
copy to:                  730 Third Avenue
                          New York, New York  10017
                          Attention:  Managing Counsel, New York, Investment
                          Management Law
                          Application # AAA4268
                          Mortgage # M -- 0005852

If to Borrower:           Science Park Center LLC
                          12790 El Camino Real
                          San Diego, CA 92130
                          Attn: Paul W. Hawran, Manager

with a courtesy           Science Park Center LLC
copy to:                  12790 El Camino Real
                          San Diego, CA 92130
                          Attn:  Margaret Valeur-Jensen, Counsel

If to Trustee:            Stewart Title Guaranty Company
                          100 Pine Street, Suite 450
                          San Francisco, California 941111

         Lender and Borrower each may change from time to time the address to which Notices must be sent, by notice given in accordance with the provisions of this Section. All Notices given in accordance with the provisions of this Section will be deemed to be effective as of the earliest of (i) actual receipt;
(ii) rejection of delivery; or (iii) the third Business Day after having been deposited in any mail depository regularly maintained by the United States postal service, if sent by certified mail, or the first Business Day after having been deposited with a nationally recognized overnight delivery service, if sent by overnight delivery or on the date of personal service, if served by a process server.

         Section 17.2. Change in Borrower's Legal Name, Place of Business or State of Formation. Borrower will notify Lender in writing prior to any change in Borrower's legal name, place of business or state or commonwealth of organization, including as a result of, or in connection with, any Transfer, including any Permitted Transfer.

         Section 17.3. Request for Notice. Borrower requests that a copy of any statutory notice of default or sale hereunder be mailed to Borrower at the address set forth in this Article.

                                  ARTICLE XVIII
                                  MISCELLANEOUS

         Section 18.1. Applicable Law. The Loan Documents are governed by and will be construed in accordance with the Laws of the state or commonwealth in which the Property is located without regard to conflict of law provisions, except to the extent that the Uniform Commercial Code requires otherwise.

         Section 18.2. Usury Limitations. Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest. Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account of the Principal does not exceed the Maximum Interest Rate. If any amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower. If during the Term the Maximum Interest Rate, if any, is eliminated, then for purposes of the Loan, there will be no Maximum Interest Rate.

         Section 18.3. Lender's Discretion. Wherever under the Loan Documents any matter is required to be satisfactory to Lender, Lender has the right to approve or determine any matter or Lender has an election, Lender's approval, determination or election will be made in Lender's reasonable discretion unless expressly provided to the contrary.

         Section 18.4. Unenforceable Provisions. If any provision in the Loan Documents is found to be illegal or unenforceable or would operate to invalidate any of the Loan Documents, then the provision will be deemed expunged and the Loan Documents will be construed as though the provision was not contained in the Loan Documents and the remainder of the Loan Documents will remain in full force and effect.

         Section 18.5. Survival of Borrower's Obligations. Borrower's representations, warranties and covenants contained in the Loan Documents will continue in full force and effect and survive (i) satisfaction of the Obligations; (ii) reconveyance of the lien of this property by Trustee; (iii) assignment or other transfer of all or any portion of Lender's interest in the Loan Documents or the Property; (iv) Lender's or Trustee's exercise of any of the Remedies or any of Lender's or Trustee's other rights under the Loan Documents; (v) a Transfer; (vi) amendments to the Loan Documents; and (vii) any other act or omission that might otherwise be construed as a release or discharge of Borrower.

         Section 18.6. Relationship Between Borrower and Lender; No Third Party Beneficiaries.

         (a) Lender is not a partner of or joint venturer with Borrower or any other entity as a result of the Loan or Lender's rights under the Loan Documents; the relationship between Lender and Borrower is strictly that of creditor and debtor. Each Loan Document is an agreement between the parties to that Loan Document for the mutual benefit of the parties and no entities other than the parties to that Loan Document will be a third party beneficiary or will have any claim against Lender or Borrower by virtue of the Loan Document. As between Lender and Borrower, any actions taken by Lender under the Loan Documents will be taken for Lender's protection only, and Lender has not and will not be deemed to have assumed any responsibility to Borrower or to any other entity by virtue of Lender's actions.

         (b) All conditions to Lender's performance of its obligations under the Loan Documents are imposed solely for the benefit of Lender. No entity other than Lender will have standing to require satisfaction of the conditions in accordance with their provisions or will be entitled to assume that Lender will refuse to perform its obligations in the absence of strict compliance with any of the conditions.

         Section 18.7. Partial Reconveyances or Releases, Extensions, Waivers. Lender may: (i) permit the reconveyance of any part of the Property or release any entity obligated for the Obligations; (ii) extend the time for payment or performance of any of the Obligations or otherwise amend the provisions for payment or performance by agreement with any entity that is obligated for the Obligations or that has an interest in the Property; (iii) accept additional security for the payment and performance of the Obligations; and (iv) waive any entity's performance of an Obligation, release any entity or individual now or in the future liable for the performance of the Obligation or waive the exercise of any Remedy or option. Lender may exercise any of the foregoing rights without notice, without regard to the amount of any consideration given, without affecting the priority of the Loan Documents, without releasing any entity not specifically released from its obligations under the Loan Documents, without releasing any guarantor(s) or surety(ies) of the Obligations, without effecting a novation of the Loan Documents and, with respect to a waiver, without waiving future performance of the Obligation or exercise of the Remedy waived.

         Section 18.8. Service of Process. Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, return receipt requested, to Borrower at its address set forth in the Article entitled "NOTICES".

         Section 18.9. Entire Agreement. Oral agreements or commitments between Borrower and Lender to lend money, to extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew the debt, are not enforceable. Any agreements among Borrower, Lender and Trustee relating to the Loan are contained in the Loan Documents, which contain the complete and exclusive statement of the agreements among Borrower, Lender and Trustee, except as Borrower, Lender and, if applicable, Trustee may later agree in writing to amend the Loan Documents. The language of each Loan Document will be construed as a whole according to its fair meaning and will not be construed against the party by or for whom it was drafted.

         Section 18.10. No Oral Amendment. The Loan Documents may not be amended, waived or terminated orally or by any act or omission made individually by Borrower, Lender or Trustee but may be amended, waived or terminated only by a written document signed by the party against which enforcement of the amendment, waiver or termination is sought.

         Section 18.11. Lost or Destroyed Note. If the Note is lost, mutilated, destroyed or stolen, Borrower will deliver to Lender a new, substitute note containing the same provisions as the Note, provided that Borrower is furnished with reasonably satisfactory evidence of the loss, mutilation, destruction or theft of the Note.

Section 18.12. Covenants Run with the Land. Subject to the restrictions on transfer contained in the Article entitled "TRANSFERS, LIENS AND ENCUMBRANCES", all of the covenants of this Deed of Trust and the Assignment run with the Land, will bind all parties hereto and all tenants and subtenants of the Land or the Improvements and their respective heirs, executors, administrators, successors and assigns, and all occupants and subsequent owners of the Property, and will inure to the benefit of Lender and all subsequent holders of the Note and this Deed of Trust.

         Section 18.13. Time of the Essence. Time is of the essence with respect to Borrower's payment and performance of the Obligations.

         Section 18.14. Subrogation. If the Principal or any other amount advanced by Lender is used directly or indirectly to pay off, discharge or satisfy all or any part of an encumbrance affecting the Property, then Lender is subrogated to the encumbrance and to any security held by the holder of the encumbrance, all of which will continue in full force and effect in favor of Lender as additional security for the Obligations.

         Section 18.15. Joint and Several Liability. If Borrower consists of more than one person or entity, the obligations and liabilities of each such person or entity under this Deed of Trust are joint and several.

         Section 18.16. Successors and Assigns. The Loan Documents bind the parties to the Loan Documents and their respective successors, assigns, heirs, administrators, executors, agents and representatives and inure to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives and to the extent applicable inure to the benefit of Trustee and its successors, assigns, heirs, administrators, executors, agents and representatives.

         Section 18.17. Duplicates and Counterparts. Duplicate counterparts of any of the Loan Documents, other than the Note, may be executed and together will constitute a single original document.

         Section 18.18. Severability. The invalidity, illegality or unenforceability of any provision of any of the Loan Documents will not affect any other provisions of the Loan Documents, which will be construed as if the invalid, illegal or unenforceable provision never had been included.

                                   ARTICLE XIX
                               TRUSTEE PROVISIONS

         Section 19.1.     Acceptance of Trust.

         (a) Trustee accepts this trust upon recordation of this Deed of Trust as provided by Law. Except as provided by Law, Trustee is not obligated to notify any party of a pending sale under this Deed of Trust or of a Proceeding in which Borrower, Lender or Trustee is a party.

         (b) Lender may from time to time unilaterally substitute a successor to Trustee pursuant to a recordable instrument that complies with Law for substitution of Trustees. The recorded substitution will be conclusive proof of proper substitution of trustee who will, without conveyance from predecessor trustee, succeed to all of the predecessor trustee's title, estate, rights, powers and duties.

         Section 19.2. Reconveyance After Payment. Upon written request of Lender stating that all of the Obligations have been paid, upon surrender of this Deed of Trust to Trustee for cancellation and retention and upon payment to Trustee of its fees, costs and expenses incurred or to be incurred thereby, Trustee shall reconvey, without warranty, the Property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

         IN WITNESS WHEREOF, Borrower has executed and delivered this Deed of Trust as of the date first set forth above.


                                 SCIENCE PARK CENTER LLC, a California
                                 limited liability company

                                 By  NEUROCRINE BIOSCIENCES, INC., a
                                 Delaware corporation, its managing member


                                 By: /s/ Paul Hawran
                                    ____________________________________________
                                    Paul Hawran,
                                    Executive Vice President and Chief Financial
                                    Officer

                                 ACKNOWLEDGEMENT

STATE OF CALIFORNIA  )
                     )       SS:
COUNTY OF SAN DIEGO  )


On 10/26/04, before me, the undersigned, a Notary Public in and for said State, personally appeared Paul W. Hawran, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature: /s/ Dierdre A. McCall

Dierdre A. McCall
_______________________________________
Name (Typed or Printed)


(Seal)

                                    Exhibit A

                                LEGAL DESCRIPTION

THE REAL PROPERTY SITUATED IN THE COUNTY OF SAN DIEGO, CALIFORNIA, DESCRIBED AS
FOLLOWS:

PARCEL A:

PARCEL 2 OF PARCEL MAP 19394, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, DECEMBER 18, 2003.

EXCEPTING THEREFROM ALL OIL RIGHTS ON HEREIN DESCRIBED PROPERTY TO BE RESERVED BY THE GRANTOR, HER HEIRS AND ASSIGNS, FOREVER, AND FURTHER THAT THE SAID GRANTOR, HER HEIRS OR ASSIGNS AGREE TO PAY A REASONABLE COMPENSATION TO THE SAID GRANTEE OR THEIR ASSIGNS, SHOULD THE GRANTOR, HER HEIRS OR ASSIGNS, ENTER THE HEREIN DESCRIBED LAND FOR THE PURPOSE OF DIGGING OR DRILLING FOR OIL, AS RESERVED IN DEED FROM TILLIE M. LACY, ALSO KNOWN AS TILLIE WATERS LACY TO MEAD-HASKER COMPANY, DATED JULY 29, 1919 AND RECORDED JULY 29, 1919 IN BOOK 789, PAGE 78 OF DEEDS.

PARCEL B:

A LICENSE FOR ADDITIONAL PARKING CREATED BY THAT CERTAIN "SHARED PARKING AGREEMENT" DATED DECEMBER 10, 2003 BY AND BETWEEN SCIENCE PARK CENTER, LLC, AND PARDEE HOMES, A CALIFORNIA CORPORATION, AND THE CITY OF SAN DIEGO.

PARCEL C:

AN EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS, EGRESS, AND PARKING AS SET FORTH IN THE EASEMENT AGREEMENT DATED OCTOBER 25, 2004 AND RECORDED OCTOBER 25, 2004 AS FILE NO. 2004-1008077 OF OFFICIAL RECORDS.

                                    Exhibit B

                                   DEFINITIONS

"ACCELERATION" is defined in Section 14.2(a)(i).

"ACCUMULATIONS" is defined in Section 2.1(vii).

"ACCUMULATIONS DEPOSITARY" is defined in Section 6.2(a).

"ADDITIONAL FUNDS" is defined in Section 7.4(v).

"ANNUAL FINANCIAL STATEMENT" is defined in Section 10.1(a).

"ANTI-TERRORISM LAW" is defined as any Law relating to terrorism or money-laundering, including Executive Order No. 13224 and the USA Patriot Act.

"ASSESSMENTS" is defined as all assessments now or hereafter levied, assessed or imposed against the Property.

"ASSIGNMENT" is defined as the Assignment of Leases and Rents dated of even date with this Deed of Trust made by Borrower for the benefit of Lender.

"BANKRUPTCY CODE" means Title 11 of the United States Code.

"BORROWER" is defined in the introductory paragraph.

"BUDGET" is defined in Section 10.2.

"BUSINESS DAYS" is defined as any day on which commercial banks are not authorized or required by Law to close in New York, New York.

"CASUALTY" is defined as damage to or destruction of the Property by fire or other casualty.

"CODE" is defined as the Internal Revenue Code of 1986 and the regulations promulgated thereunder.

"CONDEMNATION" is defined as the permanent or temporary taking of all or any portion of the Property, or any interest therein or right accruing thereto, by the exercise of the right of eminent domain (including any transfer in lieu of or in anticipation of the exercise of the right), inverse condemnation or any similar injury or damage to or decrease in the value of the Property, including severance and change in the grade of any streets and a Condemnation will be deemed to have occurred on the date title to the property taken passes or if the Condemnation is temporary, on the date Borrower no longer has use of the affected property.

"CONDEMNATION AWARDS" is defined in Section 2.1(viii).

"CONDEMNATION PROCEEDING" is defined as a Proceeding that could result in a Condemnation.

"CONSTITUENTS" is defined as all entities holding interests in another entity, directly or indirectly (for example, "Constituents" includes all members of a limited liability company, all general and limited partners of a partnership, and all shareholders of a corporation), at all levels (for example, if a corporation is a member of a limited liability company, both the corporation and its shareholders are included among the "Constituents" of that limited liability company, and so on up the chain of ownership). The phrase "IMMEDIATE CONSTITUENT" means a direct, first-level Constituent of the specified entity (for example, a member of a limited liability company).

"CPA" is defined as an independent certified public accountant reasonably satisfactory to Lender.

"DEBT" is defined in Section 3.1.

"DEBT SERVICE PAYMENTS" is defined as the monthly installments of principal and interest payable by Borrower to Lender as set forth in the Note.

"DEED OF TRUST" is defined as this Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement.

"DEFAULT INTEREST RATE" is defined as the lower of 11.48% per annum or the Maximum Interest Rate, if any.

"DESTRUCTION EVENT" is defined in Section 7.4.

"ENVIRONMENTAL ACTIVITY" is defined as any actual, suspected or threatened abatement, cleanup, disposal, generation, handling, manufacture, possession, release, remediation, removal, storage, transportation, treatment or use of any Hazardous Substances. The actual, suspected or threatened presence of any Hazardous Substances, or the actual, suspected or threatened noncompliance with any Environmental Laws, will be deemed Environmental Activity.

"ENVIRONMENTAL LAWS" is defined as all Laws pertaining to health, safety, protection of the environment, natural resources, conservation, wildlife, waste management, Environmental Activities and pollution.

"ENVIRONMENTAL REPORT" is defined as the Phase 1 Environmental Site Assessment and the Regulatory Compliance Assessment prepared by ENSR International, Inc., dated August 2004, as amended.

"ERISA" is defined in Section 8.3(a).

"EVASION PREMIUM" is defined in the Note.

"EVENT OF DEFAULT" is defined in Section 14.1.

"EXECUTIVE ORDER NO. 13224" is defined as the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism."

"EXISTING LEASE" is defined as that certain Standard Industrial/Commercial Single-Tenant Lease -- Net dated May 10, 2004, by and between Borrower as lessor and NBI as lessee, as amended by that certain First Amendment to Lease dated as of October 18, 2004.

"EXISTING MEMBERS" is defined in Section 12.1(b).

"EXPENSES" is defined in Section 11.1(a).

"FINANCIAL BOOKS AND RECORDS" is defined as detailed accounts of the income and expenses of the Property and of Borrower and all other data, records and information that either are specifically referred to in the Article entitled "FINANCIAL REPORTING" or are necessary to the preparation of any of the statements, reports or certificates required under such Article and includes all supporting schedules prepared or used by the CPA and delivered to Borrower, if any, in auditing the Annual Financial Statement or in issuing its opinion. "Financial Books and Records" does not include any working papers prepared or used by the CPA or any other outside accountant.

"FISCAL YEAR" is defined as any calendar year or partial calendar year during the Term.

"FIXED INTEREST RATE" is defined as 6.48% per annum.

"GOVERNMENT" is defined as any federal, state or municipal governmental or quasi-governmental authority including executive, legislative or judicial branch, division and any subdivision or agency of any of them and any entity to which any of them has delegated authority.

"HAZARDOUS SUBSTANCES" is defined as (i) any by-product, chemical, compound, contaminant, pollutant, product, substance, waste or other material that is hazardous or toxic, (ii) any by-product, chemical, compound, contaminant, pollutant, product, substance, waste or other material, the abatement, cleanup, discharge, disposal, emission, exposure to, generation, handling, manufacture, possession, presence, release, removal, remediation, storage, transportation, treatment or use of which is controlled, prohibited or regulated by any Environmental Laws, including asbestos, petroleum, petroleum products and polychlorinated biphenyls and (iii) mold, mildew, fungi, bacteria, viruses and other microbial matter. "Hazardous Substances" excludes the following substances, but only to the extent stored, formulated, used or tested at or on the Property in accordance with all applicable laws: office supplies, cleaning supplies, construction supplies, herbicides, insecticides, fertilizers, and other garden products, rodentcides, chemicals used in the biological or pharmaceutical research, pharmaceuticals and pharmaceutical supplies and chemicals and supplies, in each case stored, fabricated, used or tested at or on the Property in the ordinary course of a tenant's business.
"HOLDCO" is defined as set forth in the definition of HoldCo Transaction.

"HOLDCO TRANSACTION" is defined as a restructuring of NBI pursuant to Section 251(g) of the Delaware General Corporation Law, in one or more substantially contemporaneous steps, in which: (a) NBI becomes a wholly-owned subsidiary of a newly-created holding company ("HOLDCO"), (b) each share of NBI common stock is converted into one share of HoldCo common stock and continues to trade publicly on The Nasdaq Stock Market,, (c) HoldCo assumes the name "Neurocrine Biosciences, Inc." and NBI is renamed, (d) NBI survives thereafter as the same, continuing corporate entity as existed prior thereto, (e) all material assets of NBI continue to be owned thereafter by NBI (but certain non-material sales/marketing-related assets may be transferred to another subsidiary of HoldCo or NBI), and (f) no other change to Borrower's Constituents occurs.

"IMPOSITION PENALTY DATE" is defined in Section 6.1(a).

"IMPOSITIONS" is defined as all Taxes, Assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Property or Borrower and whether levied, assessed or imposed as excise, privilege or property taxes.

"IMPROVEMENTS" is defined in Section 2.1(ii).

"INDEPENDENT DIRECTOR" is defined as a duly appointed member of the board of directors of a specified entity, who is reasonably satisfactory to Lender, and who is not, when appointed to such board, and who has not been, at any time during the preceding five years, and who shall not be, at any time while serving as such director, any of the following: (i) a shareholder of, or an officer, director, partner or employee of, Borrower or any of its shareholders, partners, members, subsidiaries or affiliates, (ii) a customer of, or supplier to, Borrower or any of its shareholders, partners, members, subsidiaries or affiliates, (iii) a person controlling or under common control with any such shareholder, officer, director, partner, member, employee, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier or customer. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a person, whether through ownership of voting securities, by contract or otherwise.

"INSURANCE PREMIUMS" is defined as all present and future premiums and other charges due and payable on policies of fire, rental value and other insurance covering the Property and required pursuant to the provisions of this Deed of Trust.

"INSURANCE PROCEEDS" is defined in Section 2.1(ix).

"INSURERS" is defined in Section 7.1(c).

"INSTITUTIONAL INVESTOR" is defined as any bank, savings institution, charitable foundation, insurance company, real estate investment trust, pension fund or investment advisor registered under the Investment Advisors Act of 1940, as amended, and acting as trustee or agent.

"INTEREST" is defined as the fixed interest payable under the Note at the Fixed Interest Rate and any other sums which could be deemed to be interest under Law.

"LAND" is defined in the Recitals.

"LATE CHARGE" is defined in the Note.

"LAW" is defined as all present and future codes, constitutions, cases, opinions, rules, manuals, regulations, determinations, laws, orders, ordinances, requirements and statutes, as amended, of any Government that affect or that may be interpreted to affect the Property, Borrower or the Loan, including amendments and all guidance documents and publications promulgated thereunder.

"LEASES" is defined as all present and future leases, subleases, licenses and other agreements for the use and occupancy of the Land and Improvements, any related guarantees and including any use and occupancy arrangements created pursuant to Section 365 (h) of the Bankruptcy Code or otherwise in connection with the commencement or continuation of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar Proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupant of the Land and Improvements.

"LENDER" is defined in the introductory paragraph.

"LIQUID ASSETS" is defined to mean any of the following, but only to the extent owned individually, free of all security interests, liens, pledges, charges or any other encumbrance: (i) cash, (ii) certificates of deposit (with a maturity of two years or less) issued by, or savings accounts with, any bank or other financial institution reasonably acceptable to Lender (provided, however, the value of any certificates of deposit as of any date of determination shall be reduced by the amount of any penalty, if any, that would then be imposed for early withdrawal relating to such certificate of deposit) or (iii) marketable securities listed on a national exchange or international exchange, marked to market.

"LIQUID ASSETS TEST" shall mean that the specified entity has Liquid Assets of at least $25,000,000.

"LOAN" is defined in the Recitals.

"LOAN DOCUMENTS" is defined as the Note, this Deed of Trust, the Assignment and all documents now or hereafter executed by Borrower or held by Lender or Trustee relating to the Loan, including all amendments but excluding any indemnities or guaranties delivered in connection with the Loan.

"MARKET CAPITALIZATION" is defined as the market price of an entire company, calculated by multiplying the number of shares outstanding by the price per share.

"MATERIAL ENVIRONMENTAL CONTAMINATION" is defined as contamination of the Property with Hazardous Substances (i) that constitutes a violation of one or more Environmental Laws; (ii) for which there is a significant possibility that remediation will be required under Environmental Laws; (iii) that results in a material risk of liability or expense to Lender; or (iv) that diminishes the value of the Property.

"MATURITY DATE" is defined in the Recitals.

"MAXIMUM INTEREST RATE" is defined as the maximum rate of interest, if any, permitted by Law to be charged with respect to the Loan as the maximum rate may be increased or decreased from time to time.

"NBI" is defined as the Delaware corporation named, as of the date of this Deed of Trust, Neurocrine Biosciences, Inc. (Delaware Secretary of State File # 2604831), but which is to be renamed in the HoldCo Transaction, and as used herein "NBI" refers to this same corporation even after such renaming. "NBI" does not refer to HoldCo, which, in the HoldCo Transaction, will take the name Neurocrine Biosciences, Inc.

"NBI SURVIVOR" is defined as the surviving entity in an NBI Transaction in which NBI is not the surviving entity.

"NBI TRANSACTION" is defined as any Transfer or series of Transfers that involves the offer, issuance, transfer, conveyance, sale, alienation, or other disposition or acquisition of any legal or beneficial interests in NBI, or of any equity or other securities, interests, indebtedness, liabilities, or assets, regardless of the form or manner of such transaction, including, without limitation, any merger, consolidation, share exchange, or business combination of, by or involving NBI, regardless of the form of such transaction; excluding, however, the HoldCo Transaction.

"NBIHQ" is defined to mean Neurocrine HQ, Inc., a Delaware corporation

"NET WORTH" shall mean all assets of the specified entity (excluding, however, any asset subject to a foreclosure action or judgment lien) less all liabilities of such entity. Net Worth shall be determined pursuant to generally accepted accounting principles.

"NET WORTH TEST" shall mean that the specified entity shall have a Net Worth (if not publicly traded) or a Market Capitalization (if publicly traded) of at least $65,000,000.

"NOTE" is defined in the Recitals.

"NOTICES" is defined in Section 17.1.

"OBLIGATIONS" is defined in Section 3.1.

"PERMITTED EXCEPTIONS" is defined as the matters shown in Schedule B, Part 1 and 2 of the title insurance policy insuring the lien of this Deed of Trust, liens contested by Borrower in accordance with Section 12.3, and Taxes or Assessments contested by Borrower in accordance with Section 6.1(c).

"PERMITTED TRANSFERS" is defined in Section 12.2(b).

"PERMITTED USE" is defined as use as a first-class commercial office building with respect to the smaller of the two buildings within the Property, and as biotech wet laboratory and administrative space with respect to the larger of such buildings, and uses incidentally and directly related to such uses.

"PERSONAL PROPERTY" is defined as the Property, other than Fixtures, the Land or the Improvements.

"POLICIES" is defined in Section 7.1(b).

"PREPAYMENT PREMIUM" is defined in the Note.

"PRINCIPAL" is defined in the Recitals.

"PROCEEDING" is defined as a pending or threatened action, claim or litigation before a legal, equitable or administrative tribunal having proper jurisdiction.

"PROCEEDS" is defined in Section 7.2(c).

"PROHIBITED PERSON" is defined as:

                  (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                  (ii) a person or entity wholly-owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

                  (iii) a person or entity with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                  (iv) a person or entity who commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224;

                  (v) a person or entity that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or at any other official publication of such list; or

                  (vi) a person or entity who is controlled by or under common control with a person or entity described in clauses (i)-(v) of this definition.

"PROPERTY" is defined in Section 2.1.

"PROPERTY DOCUMENTS" is defined in Section 2.1(v).

"RECEIVER" is defined as a receiver, custodian, trustee, liquidator or conservator of the Property.

"REMEDIES" is defined in Section 14.2(a).

"RENTS" is defined as all present and future rents, prepaid rents, percentage, participation or contingent rents, issues, profits, proceeds, parking fees, revenues and other consideration accruing under or in connection with the Leases or otherwise derived from the use and occupancy of the Land or the Improvements, including tenant contributions to expenses, security deposits and royalties, if any, all other fees or payments paid to or for the benefit of Borrower, including liquidated damages after a default under a Lease, any termination, cancellation, modification or other fee or premium payable by a tenant for any reason, the proceeds of any rental insurance and any payments received pursuant to Sections 502(b) or 365 of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or other occupant of the Land or the Improvements and all claims as a creditor in connection with any of the foregoing.

"RESTORATION" is defined as the restoration of the Property after a Destruction Event as nearly as possible to its condition immediately prior to the Destruction Event, in accordance with the plans and specifications, in a first-class workmanlike manner using materials substantially equivalent in quality and character to those used for the original improvements, in accordance with Law and free and clear of all liens, encumbrances or other charges other than this Deed of Trust and the Permitted Exceptions.

"RESTORATION COMPLETION DATE" is defined in Section 7.4(viii).

"RESTORATION FUNDS" is defined in Section 7.5(b).

"TAXES" is defined as all present and future real estate taxes or personal property taxes, if any, levied, assessed or imposed against the Property.

"TERM" is defined as the scheduled term of this Deed of Trust commencing on the date Lender makes the first disbursement of the Loan and terminating on the Maturity Date.

"TRANSFER" is defined in Section 12.1(a).

"TRUSTEE" is defined in the introductory paragraph.

"UNIFORM COMMERCIAL CODE" is defined as the Uniform Commercial Code as in effect from time to time in the jurisdiction where the Land is located or, to the extent required by the Uniform Commercial Code, where the Borrower is located, as applicable.

"USA PATRIOT ACT" is defined as the "Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001" (Public Law 107-56).

                                    Exhibit C

                              RULES OF CONSTRUCTION

         (a) References in any Loan Document to numbered Articles or Sections are references to the Articles and Sections of that Loan Document. References in any Loan Document to any numbered or lettered Exhibits or Schedules are references to the Exhibits or Schedules attached to that Loan Document, all of which are incorporated in and constitute a part of that Loan Document. Article, Section, Exhibit and Schedule captions used in any Loan Document are for reference only and do not describe or limit the substance, scope or intent of that Loan Document or the individual Articles, Sections, Exhibits or Schedules of that Loan Document.

         (b) The terms "include", "including" and similar terms are construed as if followed by the phrase "without limitation".

         (c) The terms "Land", "Improvements", "Fixtures and Personal Property", "Condemnation Awards", "Insurance Proceeds" and "Property" are construed as if followed by the phrase "or any part thereof".

         (d) Any agreement by or duty imposed on Borrower in any Loan Document to perform any obligation or to refrain from any act or omission constitutes a covenant running with the ownership or occupancy of the Land and the Improvements, which will bind all parties hereto and their respective successors and assigns, and all lessees, subtenants and assigns of same, and all occupants and subsequent owners of the Property, and will inure to the benefit of Lender and all subsequent holders of the Note and this Deed of Trust and includes a covenant by Borrower to cause its partners, members, principals, agents, representatives and employees to perform the obligation or to refrain from the act or omission in accordance with the Loan Documents. Any statement or disclosure contained in any Loan Document about facts or circumstances relating to the Property, Borrower or the Loan constitutes a representation and warranty by Borrower made as of the date of the Loan Document in which the statement or disclosure is contained.

         (e) The term "to [a specified entity's] knowledge" is construed as meaning to the best of that entity's knowledge after diligent inquiry.

         (f) The singular of any word includes the plural and the plural includes the singular. The use of any gender includes all genders.

         (g) The terms "person", "party" and "entity" include natural persons, firms, partnerships, limited liability companies and partnerships, corporations and any other public or private legal entity.

         (h) The term "provisions" includes terms, covenants, conditions, agreements and requirements.

         (i) The term "amend" includes modify, supplement, renew, extend, replace or substitute and the term "amendment" includes modification, supplement, renewal, extension, replacement and substitution.

         (j) Reference to any specific Law or to any document or agreement, including the Note, this Deed of Trust, any of the other Loan Documents, the Leases, and the Property Documents includes any future amendments to the Law, document or agreement, as the case may be.

         (k) No inference in favor of or against a party with respect to any provision in any Loan Document may be drawn from the fact that the party drafted the Loan Document.

         (l) The term "certificate" means the sworn, notarized statement of the entity giving the certificate, made by a duly authorized person reasonably satisfactory to Lender affirming the truth and accuracy of every statement in the certificate. Any document that is "certified" means the document has been appended to a certificate of the entity certifying the document that affirms the truth and accuracy of everything in the document being certified, unless the applicable Loan Document provides for a different certification. In all instances the entity issuing a certificate must be reasonably satisfactory to Lender.

         (m) Any appointment of Lender as Borrower's attorney-in-fact is irrevocable and coupled with an interest. Lender may appoint a substitute attorney-in-fact. Borrower ratifies all actions taken by the attorney-in-fact but, nevertheless, if Lender requests, Borrower will specifically ratify any action taken by the attorney-in-fact by executing and delivering to the attorney-in-fact or to any entity designated by the attorney-in-fact all documents necessary to effect the ratification.

         (n) Any document, instrument or agreement to be delivered by Borrower will be in form and content satisfactory to Lender.

         (o) All obligations, rights, remedies and waivers contained in the Loan Documents will be construed as being limited only to the extent required to be enforceable under the Law.

         (p) The unmodified word "days" means calendar days.